                                                                     Exhibit 4.1
================================================================================


                            Note Purchase Agreement


                                  dated as of


                                 July 26, 2001


                                     among


                          Cabot Oil & Gas Corporation


                                      and


                          The Purchasers Listed Herein


                              ___________________


               $75,000,000 7.26% Senior Notes, Series A, due 2011


               $75,000,000 7.36% Senior Notes, Series B, due 2013


               $20,000,000 7.46% Senior Notes, Series C, due 2016


================================================================================

                              Table of Contents*

Section                                  Heading                                         Page
Parties................................................................................     1

Article I           Definitions........................................................     1

   Section 1.01.    Definitions........................................................     1
   Section 1.02.    Accounting Terms and Definitions...................................     8

Article II          The Notes..........................................................     8

   Section 2.01.    Sale and Purchase of Notes.........................................     8
   Section 2.02.    Closing............................................................     9
   Section 2.03.    Prepayments........................................................     9
   Section 2.04.    Maximum Interest Rate..............................................    11

Article III         Conditions to Purchase of Notes....................................    12

   Section 3.01.    Conditions to Purchase.............................................    12

Article IV          Representations and Warranties.....................................    14

   Section 4.01.    Corporate Existence and Power......................................    14
   Section 4.02.    Corporate and Governmental Authorization; No Contravention.........    14
   Section 4.03.    Binding Effect.....................................................    14
   Section 4.04.    Financial Information..............................................    15
   Section 4.05.    Full Disclosure....................................................    15
   Section 4.06.    Litigation.........................................................    16
   Section 4.07.    Compliance with ERISA..............................................    16
   Section 4.08.    Environmental Matters..............................................    16
   Section 4.09.    Taxes..............................................................    17
   Section 4.10.    Titles, Etc........................................................    17
   Section 4.11.    Casualties; Taking of Properties...................................    17
   Section 4.12.    Gas Imbalances.....................................................    17
   Section 4.13.    Use of Proceeds....................................................    18
   Section 4.14.    Offering of the Notes..............................................    18
   Section 4.15.    Ownership of Subsidiaries..........................................    18

Article V           Covenants..........................................................    18

   Section 5.01.    Information........................................................    18
   Section 5.02.    Payment of Obligations.............................................    20

_______________________
*    The Table of Contents is not a part of this Agreement.

   Section 5.03.    Maintenance of Property............................................    20
   Section 5.04.    Conduct of Business and Maintenance of Existence...................    20
   Section 5.05.    Compliance with Laws...............................................    21
   Section 5.06.    Inspection of Property, Books and Records..........................    21
   Section 5.07.    Insurance..........................................................    21
   Section 5.08.    Engineering Reports................................................    21
   Section 5.09.    Asset Coverage Ratio...............................................    21
   Section 5.10.    Liens..............................................................    22
   Section 5.11.    Transactions with Affiliates.......................................    22
   Section 5.12.    Annual Coverage Ratio..............................................    23
   Section 5.13.    Consolidations, Mergers and Sales of Assets........................    23
   Section 5.14.    Subsidiary Debt....................................................    24
   Section 5.15.    Sale and Leasebacks................................................    24

Article VI          Defaults...........................................................    24

   Section 6.01.    Events of Default..................................................    24
   Section 6.02.    Rescission of Acceleration.........................................    27

Article VII         Purchase for Investment; Source of Funds...........................    27

   Section 7.01.    Purchase for Investment............................................    27
   Section 7.02.    Source of Funds....................................................    27
   Section 7.03.    Securities Act; Legend.............................................    28

Article VIII        Miscellaneous......................................................    29

   Section 8.01.    Notices............................................................    29
   Section 8.02.    No Waiver..........................................................    29
   Section 8.03.    Expenses; Documentary Taxes; Indemnification for Litigation........    29
   Section 8.04.    Amendments and Waivers.............................................    30
   Section 8.05.    New York Law.......................................................    31
   Section 8.06.    Successors and Assigns.............................................    31
   Section 8.07.    Form, Registration, Transfer and Exchange of the Notes;
                       Transferees.....................................................    31
   Section 8.08.    Persons Deemed Owners..............................................    31
   Section 8.09.    Home Office Payment................................................    32
   Section 8.10.    Substitution.......................................................    32
   Section 8.11.    Credit Decision....................................................    32
   Section 8.12.    Counterparts; Integration; Effectiveness; Severability.............    33
   Section 8.13.    Submission to Jurisdiction.........................................    33
   Section 8.14.    Confidentiality....................................................    33

Signatures.............................................................................    35

Schedule A       -   Information Relating To Purchasers
Schedule 4.05    -   Certain Disclosure
Schedule 4.06    -   Litigation
Schedule 4.13    -   Use of Proceeds
Schedule 4.15    -   Subsidiaries
Schedule 5.10    -   Liens

Exhibit A-1      -   Form of Series A Note
Exhibit A-2      -   Form of Series B Note
Exhibit A-3      -   Form of Series C Note
Exhibit B        -   Form of Opinion of Counsel for the Issuer
Exhibit C        -   Form of Opinion of Managing Counsel for the Issuer
Exhibit D        -   Form of Opinion of Special Counsel for the Purchasers

                            Note Purchase Agreement

     Agreement dated as of July 26, 2001 among Cabot Oil & Gas Corporation, a Delaware corporation (the "Issuer"), and the Purchasers listed in Schedule A hereto which are signatories to this Agreement (the "Purchasers").

     The parties hereto agree as follows:

                                   Article I


                                  Definitions


   Section 1.01. Definitions. The following terms, as used herein, have the following meanings:

     "Adjusted Cash" means, as of any date, the lesser of (i) the amount by which cash and short-term investments of the Issuer and its Subsidiaries exceed $5,000,000 and (ii) the amount, if any, by which (a) current assets of the Issuer and its Subsidiaries exceed (b) current liabilities of such Persons (excluding the aggregate outstanding principal amount of Debt included in such current liabilities), in each case determined on a consolidated basis as of such date. If such current liabilities exceed such current assets, Adjusted Cash shall be zero.

     "Affiliate" means each Person who controls, is controlled by or is under common control with the Issuer. For purposes of this definition, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Asset Disposition" means any sale, lease, transfer or other disposition of shares of capital stock of a Subsidiary, property or other assets by the Issuer or a Subsidiary, other than any such sales, leases, transfers or other dispositions of assets made in the ordinary course of business.

     "Attributable Debt" means, as to any particular lease and at any date, the total net amount of rent required to be paid by such Person under such lease during the remaining primary term thereof (or any renewal terms for which the lease may be extended at the option of the lessor), discounted from the respective due dates thereof to such date at a rate of 7.26% per annum. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

     "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Houston, Texas are authorized by law to close.

     "Change of Control" shall have occurred if (i) any Person or related Persons constituting a "group" for purposes of Section 13(d) of the Exchange Act shall have acquired "beneficial ownership" of a majority of the voting stock of the Issuer, or (ii) during any period of 24 consecutive months, individuals who were directors of the Issuer at the beginning of the period and Qualifying Directors, in the aggregate, shall cease to constitute a majority of the Board of Directors of the Issuer.

     "Closing Date" means July 26, 2001.

     "Credit Agreement" means the Credit Agreement dated December 17, 1998 among the Issuer, the banks party thereto, and Morgan Guaranty Trust Company of New York, as Administrative Agent, as amended from time to time.

     "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all long-term obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) all obligations of such Person as lessee under capital leases; (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, provided that to the extent such Debt is not assumed by such Person the amount of such Debt for purposes of the provisions of this Agreement shall be equal to the lesser of (a) the amount of Debt secured by such Lien or (b) the value of the asset which secures such Debt and to the extent such Debt is assumed by such Person the amount of such Debt for purposes of the provisions of this Agreement shall equal the amount of such Debt assumed; and (vi) all Debt of others described in (i) through (v) above directly or indirectly guaranteed by such Person or in respect of which such Person is otherwise liable, contingently or otherwise; provided, that the amount of such Debt for the purposes of this Agreement shall be equal to the amount of Debt guaranteed by such Person or in respect of which such Person is otherwise liable, contingently or otherwise.

     "Debt and Other Liabilities" means, at any date, the sum of, without duplication, (i) Debt of the Issuer and its Subsidiaries at such date plus (ii) the amount, if any, by which Negative Adjusted Working Capital at such date exceeds 6% of the Present Value of Proved Reserves minus (iii) Non-Recourse Debt of the Issuer and its Subsidiaries at such date.

     "Default" means the occurrence of any of the events specified in Section 6.01, whether or not any requirement for notice or lapse of time or other condition precedent has been satisfied.

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products (including natural gas), chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute, including the rules and regulations promulgated thereunder.

     "ERISA Group" means the Issuer and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Issuer, are treated as a single employer under Section 414 of the Internal Revenue Code.

     "Event of Default" means any of the events specified in Section 6.01.

     "Excepted Liens" means: (i) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action; (ii) Liens in connection with workers' compensation, unemployment insurance or other social security, old age pension or public liability obligations but not resulting from the failure of the Issuer to meet or comply with such obligations; (iii) attachment or judgment Liens arising in connection with legal proceedings, provided that (A) the execution or enforcement of such Lien is effectively stayed and the claims secured thereby are being actively contested in good faith by appropriate proceedings and (B) such reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor on the books of the Issuer and its Subsidiaries; (iv) vendors', carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or other like Liens (including, without limitation, Liens arising in favor of sellers of hydrocarbons) arising by operation of law in the ordinary course of business incident to obligations which are not yet due or which are being contested in good faith by appropriate proceedings by or on behalf of the Issuer or a Subsidiary and for which appropriate provisions, if any, as required by generally accepted accounting principles shall have been made on the books of the Issuer and its Subsidiaries; (v) Liens arising in the ordinary course of business under farm-out agreements, gas sales contracts, operating agreements, unitization and pooling agreements, and such other documents as are customarily found in connection with comparable drilling and producing operations; (vi) letters of credit, pledges or deposits, including bonds, required in the ordinary course of business to secure public or statutory obligations or to secure performance in connection with bids or contracts related to the exploration or development of Petroleum Properties, to the extent that payment of the underlying obligations is not yet due or is being contested in good faith by appropriate proceedings by or on behalf of the Issuer or a Subsidiary and with respect to which appropriate reserves have been established; and (vii) minor irregularities in title which do not materially interfere with the occupation, use and enjoyment by the Issuer and its Subsidiaries of their respective Properties in the normal course of business as presently conducted or materially impair the value thereof for such business.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute. For purposes of the definitions of "Change of Control" and "Qualifying Director," unless otherwise defined in such Sections, the terms enclosed in quotation marks as used therein have the meanings ascribed to such terms under the Exchange Act and the rules and regulations promulgated by the Securities and Exchange Commission thereunder.

     "Executive Officer" means, with respect to any Person, the chairman and chief executive officer, the president, any vice president, the treasurer, the chief financial officer, the chief accounting officer, the controller or the general counsel or any other person performing similar functions.

     "Holder" means a registered holder from time to time of any Note.

     "Institutional Investor" means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute, including the rules and regulations promulgated thereunder.

     "Investment" means with respect to any Person (the "Investor"), any investment by the Investor in any other Person, whether by means of share purchase, capital contribution, loan, purchase of Debt, guarantee of Debt, time deposit or otherwise.

     "Issuer" means Cabot Oil & Gas Corporation, a Delaware corporation, and its successors.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset (including without limitation any Production Payment, advance payment, gas imbalance or similar arrangement with respect to minerals in place) or any other arrangement the economic effect of which is to give a creditor preferential access to such asset to satisfy its claim, whether or not filed, recorded or otherwise perfected under applicable law. For the purposes of this Agreement, the Issuer or any Subsidiary shall be deemed to own subject to a Lien (i) any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset or any capitalized lease obligation or (ii) any account receivable transferred by it with credit recourse (including any such transfer subject to a holdback or similar arrangement which effectively imposes the risk of collectibility upon the transferor).

     "Majority Lenders" means Holders of a majority in principal amount of the Outstanding Notes.

     "Make Whole Amount" has the meaning set forth in Section 2.03 and, as used in Section 6.01 with respect to the acceleration of any Note, means an amount equal to the Make Whole Amount that would be payable with respect to such Note if the Issuer had elected to prepay the Notes in full pursuant to Section 2.03(b) on the date of the applicable acceleration.

     "Material Debt" means Debt (other than Non-Recourse Debt) of the Issuer or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $15,000,000.

     "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $5,000,000.

     "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

     "Negative Adjusted Working Capital" means, at any date, the amount, if any, by which current liabilities other than Debt of the Issuer and its Subsidiaries exceeds current assets of such Persons, determined on a consolidated basis as of such date.

     "Non-Recourse Debt" of any Person means Debt of such Person in respect of which (i) the recourse of the holder of such Debt, whether direct or indirect and whether contingent or otherwise, is effectively limited to the assets directly securing such Debt; (ii) such holder may not collect by levy of execution against assets of such Person generally (other than the assets directly securing such Debt) if such Person fails to pay such Debt when due and the holder obtains a judgment with respect thereto; and (iii) such holder has waived, to the extent such holder may effectively do so, such holder's right to elect recourse treatment under 11 U.S.C. (S) 1111(b).

     "Notes" means, collectively, the Series A Notes, the Series B Notes and the Series C Notes.

     "Offering Memorandum" means the Private Placement Memorandum dated June, 2001, provided by the Issuer to the Purchasers in connection with this Agreement, together with all amendments, supplements, exhibits and schedules thereto delivered to the Purchasers prior to the execution of this Agreement.

     "Outstanding" means, with respect to the Notes, all Notes issued pursuant to this Agreement except (i) Notes delivered to the Issuer in substitution or exchange for which new Notes have been issued, (ii) Notes delivered to the Issuer for payment upon maturity, prepayment or repurchase and (iii) Notes held by the Issuer or any of its Affiliates.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Petroleum Property" means any interest of the Issuer or any Subsidiary in oil and gas reserves and assets consisting primarily of gas gathering, processing and storage facilities and transmission pipelines.

     "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

     "Present Value of Proved Reserves" means at any time the standardized measure of discounted after-tax future net cash flows, calculated in accordance with the methods prescribed at such time by Item 302(b) of Regulation S-K or any successor provision promulgated by the Securities and Exchange Commission (or if no such methods shall then be prescribed, then on a basis consistent with those most recently so prescribed), of the Issuer's and its Subsidiaries' Proved Reserves, excluding reserves subject to any Non-Recourse Debt. In calculating the Present Value of Proved Reserves, Proved Undeveloped Reserves shall not be taken into account to the extent that more than 30% of the Present Value of Proved Reserves is attributable to Proved Undeveloped Reserves.

     "Prime Rate" means the rate of interest per annum equal to the prime rate as published from time to time in the financial section of the Wall Street Journal (or, if such rate ceases to be so published, as quoted from such other generally available and nationally recognized source as may be agreed to by the Required Lenders.)

     "Production Payment" means an interest in a Petroleum Property that (i) is not subject to the costs of production and (ii) terminates at such time as the interest holder has realized a specified sum from the sale of oil or gas attributable to such interest.

     "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "Proved Developed Producing Reserves" has the meaning assigned to that term by the Society of Petroleum Engineers, as it may be amended from time to time, but generally shall mean the subcategory of "Proved Developed Reserves" (as defined by the Society of Petroleum Engineers) which are recoverable by natural reservoir energies (including pumping) from the completion intervals currently open and producing to market. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery will be included as "Proved Developed Producing Reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response through existing completions producing to market that increased recovery will be achieved. Proved Developed Producing Reserves shall not include any Proved Developed Non-Producing Reserves.

     "Proved Developed Non-Producing Reserves" has the meaning assigned to that term by the Society of Petroleum Engineers, as it may be amended from time to time, but generally shall mean the subcategory of "Proved Developed Reserves" (as defined by the Society of Petroleum Engineers) which will become "Proved Developed Producing Reserves" upon minor capital expenditures being made with respect to existing wells which will cause formerly non-producing completions or intervals to become open and producing to market.

     "Proved Reserves" means and includes Proved Developed Producing Reserves, Proved Developed Non-Producing Reserves and Proved Undeveloped Reserves.

     "Proved Undeveloped Reserves" has the meaning assigned to that term by the Society of Petroleum Engineers, as it may be amended from time to time, but generally shall mean those reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Proved Undeveloped Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved Undeveloped Reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for Proved Undeveloped Reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

     "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

     "Qualifying Director" means any director who (a) is elected by a majority of the members of the board of directors of the Issuer who were directors immediately prior to the event that caused the change in directorships and (b) is not a "person" or member of a "group" of persons, or an "affiliate" or "associate" of any "person" or "group" member, or an "associate" of an "affiliate" of any such "person" or "group" member, which "person" or "group" of persons, together with all of their respective "affiliates" and "associates" and all "associates" of their respective "affiliates" (other than a "person" or "group" of persons or an "affiliate" or "associate" of such "person" or "group" of persons or an "associate" of such "affiliate" in each case which is affiliated with the Issuer or any Subsidiary) comprise a majority of the board of directors of the Issuer.

     "Required Lenders" means Holders of at least 66-2/3% in principal amount of the Outstanding Notes.

     "Reserve Report" means the Reserve Summary contained in the Offering Memorandum and, subsequently, a report delivered by the Issuer pursuant to
Section 5.08(a).

     "Series A Notes" means the promissory notes, Series A, of the Issuer, substantially in the form of Exhibit A-1 hereto, in an original aggregate principal amount equal to $75,000,000, evidencing the obligations of the Issuer hereunder, and "Series A Note" means any one of such promissory notes issued hereunder.

     "Series B Notes" means the promissory notes, Series B, of the Issuer, substantially in the form of Exhibit A-2 hereto, in an original aggregate principal amount equal to $75,000,000, evidencing the obligations of the Issuer hereunder, and "Series B Note" means any one of such promissory notes issued hereunder.

     "Series C Notes" means the promissory notes, Series C, of the Issuer, substantially in the form of Exhibit A-3 hereto, in an original aggregate principal amount equal to $20,000,000, evidencing the obligations of the Issuer hereunder, and "Series C Note" means any one of such promissory notes issued hereunder.

     "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Issuer.

     "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Issuer or any Subsidiary (whether direct or joint and several with one or more affiliates) to the PBGC or any other Person under Title IV of ERISA.

     "Wholly-Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Issuer.

   Section 1.02. Accounting Terms and Definitions. Unless otherwise specified herein, all accounting terms used in this Agreement shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Issuer's independent public accountants) with the most recent audited consolidated financial statements of the Issuer delivered to the Holders.

                                  Article II


                                   The Notes

   Section 2.01. Sale and Purchase of Notes. The Issuer agrees to issue and sell to each Purchaser, and subject to the terms and conditions of this Agreement, each Purchaser, severally and not jointly, agrees to purchase from the Issuer, at the Closing provided for in Section 2.02, Notes of the Series and in the principal amounts specified opposite such Purchaser's name on Schedule A attached hereto. The purchase price of the Notes to be purchased by each Purchaser shall be 100% of the principal amount thereof. The Notes to be purchased by each Purchaser will be dated the date of issue thereof, will mature on the date set forth therein and will bear interest on the unpaid balance thereof from the date of issue until the principal thereof shall become due and payable, at the rate of 7.26% per annum in the case of the Series A Notes, 7.36% per annum in the case of the Series B Notes and 7.46% per annum in the case of the Series C Notes. Interest on the Notes shall be computed on the basis of a year of 360 days, consisting of 12 30-day months, and accrued and unpaid interest on the unpaid balance thereof shall be payable semi-annually on January 26 and July 26 of each year, commencing January 26, 2002, and at maturity. Any overdue principal of, prepayment charge on, and, to the extent permitted by law, overdue interest on any Note shall bear interest, payable on demand, for each day from and including the date payment thereof is due to but excluding the date of actual payment, at a rate per annum equal to the higher of (i) 9.26% in the case of the Series A Notes, 9.36% in the case of the Series B Notes or 9.46% in the case of the Series C Notes and (ii) the Prime Rate for such day plus 2%. Whenever any payment of principal of, or interest on, a Note shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon will be payable for such extended time. The Notes will be in registered form substantially in the form of Exhibit A-1, A-2 and A-3 respectively, attached hereto.

   Section 2.02. Closing. The sale and purchase of the Notes shall take place at the offices of Chapman and Cutler, 111 West Monroe, Chicago, Illinois 60603, at 10:00 a.m., Chicago, Illinois time, on July 26, 2001 or at such other time on such day as may be agreed upon by the Issuer and the Purchasers (the "Closing"). At the Closing, the Issuer will deliver to each Purchaser the Note or Notes of the Series to be purchased by such Purchaser, dated the date of the Closing and registered in such Purchaser's name (or in the name of such Purchaser's nominee), against delivery by such Purchaser to the Issuer or its order of immediately available funds in the amount of the purchase price thereof. If at the Closing the Issuer shall fail to tender such Note or Notes to such Purchaser as provided above, or any of the conditions specified in Article III shall not have been satisfied or waived, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights such Purchaser may have by reason of such failure or such nonfulfillment.

   Section 2.03. Prepayments. (a) On July 26, 2011, the entire principal amount of the Series A Notes, together with accrued and unpaid interest thereon, shall become due and payable. On July 26, 2013, the entire principal amount of the Series B Notes, together with accrued and unpaid interest thereon, shall become due and payable. On July 26, 2016, the entire principal amount of the Series C Notes, together with accrued and unpaid interest thereon, shall become due and payable.

     (b) On any date (but in any event not more than four times in any fiscal year), the Issuer may prepay all or any portion of any Series of the Notes, provided that, simultaneously with any such prepayment, the Issuer shall pay accrued but unpaid interest and a prepayment charge with respect to the Notes of the Series being prepaid equal to the amount (the "Make Whole Amount") not less than zero that is the excess of:

            (1) the sum of the Present Values of (i) the aggregate principal amount of the Notes being prepaid (assuming the principal balance of such Notes payable upon maturity is paid when due, without regard to the prepayment in respect of which the Make Whole Amount is being calculated) and (ii) the amount of interest which would have been payable on the principal amount of such Notes (assuming the principal balance of such Notes payable upon maturity and interest payments pursuant to the terms of such Notes are paid when due); over

            (2)    the aggregate principal amount of the Notes being prepaid.

           For purposes of the definition of Make Whole Amount, "Present Value" shall be computed in accordance with generally accepted accounting principles on a semiannual basis at a discount rate equal to the sum of the Treasury Yield plus 0.50%; and the "Treasury Yield" shall be the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day prior to the date fixed for prepayment, on the display designated as Bloomberg Financial Markets "Page PX-1" (or such other display as may replace Bloomberg Financial Markets "Page PX-1") for actively traded United States Treasury securities adjusted to a constant maturity equal to the then remaining weighted average life of the Notes being prepaid (the "Remaining Life"), or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day prior to the date fixed for prepayment in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded United States Treasury securities adjusted to a constant maturity equal to the Remaining Life; provided that if the Remaining Life of the Notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the most recent weekly average yield of United States Treasury securities for which such yields are given having a maturity as close as possible to the Remaining Life.

           Prepayments of Notes in accordance with this subsection (b) shall be made in minimum amounts of $5,000,000 principal amount of Notes and increments of $1,000,000.

      (c) The Issuer shall give each Holder of Notes of a Series to be prepaid at least 20 Business Days'(but not more than 60 days') notice of any anticipated prepayment of such Holder's Notes pursuant to paragraph (b) of this Section 2.03, which notice shall set forth the date of the prepayment and the anticipated amount of the prepayment applicable to such Holder's Notes. Any such notice given by the Issuer hereunder shall be irrevocable. The Issuer shall, at least one Business Day prior to the date of the prepayment, give immediate notice to each Holder to be prepaid of the Make Whole Amount applicable to such prepayment, showing the components of the calculation thereof.

      (d) In the event of a Change of Control, the Issuer shall prepay the aggregate principal amount of the Notes of any Holder electing prepayment, together with accrued and unpaid interest thereon and the Make Whole Amount with respect thereto. The Issuer shall give notice (the "Change of Control Notice") to each Holder of a Change of Control within 5 Business Days of knowledge of such event. The Change of Control Notice shall include a statement of the date of occurrence of such Change of Control and a description of the facts known to the Issuer underlying such Change of Control and shall state that the Issuer is obligated, pursuant to this
Section 2.03(d), to purchase Notes in respect of which a Holder shall elect prepayment. Each Holder electing prepayment shall notify the Issuer in writing of its election of prepayment (the "Election Notice") within 30-days of the date of the Change of Control Notice. The Issuer shall promptly upon receipt of an Election Notice from any Holder forward a copy of such Election Notice to all other Holders. In the event that a Change of Control occurs but no Change of Control Notice is given by the Issuer, a Holder may deliver a notice to the Issuer (a "Purchase Notice") stating that it is electing to exercise its right to require the Issuer to purchase its Notes. The Issuer shall forthwith upon receipt of any Purchase Notice give notice of the receipt of such Purchase Notice (and enclose a copy of such Purchase Notice) to all other Holders, stating that other Holders may give a similar notice to the Issuer within 30 days of the date of transmission of the copy of such Purchase Notice by the Issuer. Prepayments required to be made by this paragraph (d) shall be made on a date specified by the Issuer by at least 5 Business Days notice to the Holders electing prepayment, which date shall be no later than 15 days after the earlier of (i) the last day for submission of the Election Notice or Purchase Notice by any Holder and (ii) the date of receipt by the Issuer of an Election Notice or Purchase Notice from a Holder such that all Holders of Outstanding Notes have delivered such Notice to the Issuer.

      (e)   The Issuer will not make any payment of any Note under this Section
2.03 unless a simultaneous payment is made to all Holders of the same Series to which such prepayment applies (or in the case of prepayment under subsection (d) to all Holders electing prepayment) so as to reduce ratably the obligation of the Issuer to the Holders of the Outstanding Notes within each applicable Series (or, in the case of prepayment under subsection (d), under each of the Outstanding Notes as to which the Holder has elected prepayment). The amount of each payment required by subsection (a) shall be reduced ratably by the aggregate principal amount of Notes prepaid in accordance with subsection (b) or
(d).

      (f) The Issuer will not, and will not permit any of its Affiliates to, acquire directly or indirectly by purchase or prepayment or otherwise any of the Outstanding Notes except by way of payment or prepayment in accordance with the provisions of the Notes and of this Agreement. Notes paid or prepaid in full in accordance with this Section 2.03 shall not be deemed Outstanding for any purpose under this Agreement.

   Section 2.04. Maximum Interest Rate. The Issuer, the Purchasers and all other Holders of the Notes specifically intend and agree to limit contractually the amount of interest, and all amounts which shall be deemed to constitute interest under applicable law, payable under this Agreement, the Notes and all other instruments and agreements related hereto and thereto to the maximum amount of interest lawfully permitted to be charged under applicable law. Therefore, none of the terms of this Agreement, the Notes or any instrument pertaining to or relating to this Agreement or the Notes shall ever be construed to create a contract to pay interest at a rate in excess of the maximum rate permitted to be charged under applicable law, and neither the Issuer nor any other party liable or to become liable hereunder, under the Notes or under any other instruments and agreements related hereto and thereto shall ever be liable for interest in excess of the amount determined at such maximum rate, and the provisions of this Section 2.04 shall control over all other provisions of this Agreement, the Notes, or any other instrument pertaining to or relating to the transactions herein contemplated. If any amount of interest taken or received by any Holder of a Note shall be in excess of said maximum amount of interest which, under applicable law, could lawfully have been collected by such Holder incident to such transactions, then such excess shall be deemed to have been the result of a mathematical error by all parties hereto and the amount of interest which would otherwise be payable hereunder or under the Notes shall be automatically reduced to the amount allowed under applicable law, and such excess shall be credited ratably against and to the extent of the unpaid principal amount of the Note or Notes held by such Holder, with the excess, if any, being refunded to the Issuer. All amounts paid or agreed to be paid in connection with such transactions which would under applicable law be deemed "interest" shall, to the extent permitted by such applicable law, be amortized, prorated, allocated and spread throughout the full stated term of this Agreement. "Maximum rate" as used in this paragraph means, with respect to each Series of the Notes, the maximum lawful, nonusurious rates of interest which under applicable law may be charged to the Issuer from time to time with respect to such Series of Notes.

                                  Article III


                        Conditions to Purchase of Notes

   Section 3.01. Conditions to Purchase. The obligation of each Purchaser to purchase a Note or Notes at the Closing is subject to the satisfaction of such of the following conditions as shall not have been expressly waived by such
Purchaser:

            (a) the fact that, immediately before and after such purchase, no Default shall have occurred and be continuing;

            (b) the fact that the representations and warranties of the Issuer contained in this Agreement shall be true and correct on and as of the date of such purchase and before and after giving effect to the issuance and purchase of the Notes;

            (c) receipt by such Purchaser of a Note duly executed on behalf of the Issuer and dated the date of such purchase, substantially in the form of Exhibit A-1, Exhibit A-2 or Exhibit A-3, as the case may be;

            (d) receipt by such Purchaser of an opinion of Baker Botts LLP, counsel for the Issuer, substantially in the form of Exhibit B hereto;

            (e) receipt by such Purchaser of an opinion of Lisa A. Machesney, Managing Counsel for the Issuer, substantially in the form of Exhibit C hereto;

            (f) receipt by such Purchaser of an opinion of Chapman and Cutler, special counsel for the Purchasers, substantially in the form of Exhibit D hereto;

            (g) receipt by such Purchaser of a certificate signed by the chief financial officer or the treasurer of the Issuer, to the effect set forth in clauses (a) and (b) of Section 3.01;

            (h) on the Closing Date, the purchase of Notes by such Purchaser shall (i) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof; and, if requested by any Purchaser, such Purchaser shall have received a certificate of the chief financial officer, principal accounting officer, treasurer or comptroller of the Issuer or of any other officer of the Issuer whose responsibilities extend to the subject matter of such certificate, certifying as to such matters of fact (but in no event as to a legal conclusion with respect thereto) as such Purchaser may reasonably specify in a form to be provided by such Purchaser, to enable such Purchaser to determine whether such purchase is so permitted;

            (i) without limiting the provisions of Section 8.03, the Issuer shall have paid on or before the Closing Date the fees, charges and disbursements of special counsel for the Purchasers referred to in paragraph (f) above to the extent reflected in a statement of such counsel rendered to the Issuer at least one Business Day prior to the Closing Date;

            (j) evidence satisfactory to such Purchaser of the receipt of Private Placement Numbers for each Series of the Notes from Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners);

            (k) the fact that the Issuer shall have issued and sold (i) $75,000,000 in aggregate principal amount of Series A Notes, (ii) $75,000,000 in aggregate principal amount of Series B Notes and (iii) $20,000,000 in aggregate principal amount of Series C Notes hereunder (taking into account the Notes to be purchased by such Purchaser);

            (l) at least three Business Days prior to the Closing Date, such Purchaser shall have received written instructions executed by the chief financial officer, principal accounting officer, treasurer or comptroller of the Issuer directing the manner of the payment of funds and setting forth (i) the name and address of the transferee bank, (ii) such transferee bank's ABA number, (iii) the account name and number into which the purchase price for the Notes is to be deposited, and (iv) the name and telephone number of the account representative responsible for verifying receipt of such funds; and

            (m) receipt by such Purchaser of all documents it or its special counsel may reasonably request relating to the existence of the Issuer, the corporate authority for and the validity of the Notes and this Agreement, and any other matters relevant hereto, all in form and substance satisfactory to special counsel for the Purchasers.

The documents and opinions referred to in this Article III shall be delivered to each Purchaser no later than the Closing Date. The certificate and opinions referred to above shall be dated the Closing Date.

                                  Article IV


                        Representations and Warranties

     The Issuer represents and warrants to each Purchaser that:

   Section 4.01. Corporate Existence and Power. The Issuer and each Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to own its assets and to carry on its business as now conducted and is duly qualified as a foreign corporation in good standing in each jurisdiction where the nature of its business or the ownership or leasing of its Properties requires such qualification, except where the failure to qualify would not materially and adversely affect the conduct of its business or the enforceability of contractual obligations of the Issuer. Neither the Issuer nor any Affiliate is subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940, the Transportation Act (49 U.S.C.), as amended, the Federal Power Act, as amended, or any other law or regulation the application of which limits the incurrence by the Issuer of Debt hereunder, including, but not limited to, laws relating to common or contract carriers or the sale of electricity, gas, steam, water or other public utility services.

   Section 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Issuer of this Agreement and the Notes are within the Issuer's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or bylaws of the Issuer or of any agreement or instrument evidencing or governing Debt of the Issuer or any Affiliate or any other agreement, instrument, judgment, injunction, order or decree binding upon the Issuer or any Subsidiary or result in the creation or imposition of any Lien on any asset of the Issuer pursuant to any such agreement, instrument, judgment, injunction, order or decree.

   Section 4.03. Binding Effect. The Notes and this Agreement constitute legal, valid and binding obligations of the Issuer enforceable in accordance with their terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally and
(ii) equitable principles of general applicability.

   Section 4.04. Financial Information. (a) Audited Financial Statements. The consolidated balance sheets of the Issuer and its Subsidiaries as of the fiscal years ended December 31, 1996 to 2000 and the related consolidated statements of operations, cash flows and stockholders' equity for the fiscal years then ended, reported on by Coopers & Lybrand or PricewaterhouseCoopers, as applicable, and set forth in the Offering Memorandum, a copy of which has been delivered to each of the Purchasers, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Issuer and its Subsidiaries as of such dates and their consolidated results of operations and cash flows for such fiscal years.

     (b) Reserve Data. There are no statements or conclusions in the Reserve Report included in the Offering Memorandum provided to the Purchasers regarding reserves which are based upon or include misleading information or fail to take into account material information known to the Issuer regarding the matters reported therein, it being understood that such statements and conclusions are necessarily based upon professional opinions, estimates and forecasts, and the Issuer does not warrant that such opinions, estimates and forecasts will ultimately prove to have been accurate. Such reserve data has, in the judgment of the Issuer, been properly compiled from engineering tests conducted in accordance with prevailing industry standards.

     (c) The financial projections and estimates and the pro forma financial statements included in the Offering Memorandum or otherwise furnished by the Issuer in connection with the Notes and this Agreement have been prepared by the Issuer in good faith on the basis of information and assumptions that the Issuer believed to be reasonable as of the date of such information, and no material assumptions have been omitted as the basis for such financial projections and estimates and pro forma financial statements.

     (d) Since December 31, 2000, there has been no material adverse change in the business, Properties, financial position results of operations or prospects of the Issuer or the Issuer and its Subsidiaries, considered as a whole.

   Section 4.05. Full Disclosure. None of the financial statements and other financial or factual information included in the Offering Memorandum (excluding estimates, financial projections and pro forma financial statements) contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading. All other financial and reserve information, financial statements and other documents (excluding estimates, projections and pro forma financial information) furnished by the Issuer to the Purchasers in connection with the Notes and this Agreement and set forth on Schedule 4.05 do not and will not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading. The Issuer has disclosed to the Purchasers in writing any and all facts known to the Issuer which materially and adversely affect the business, properties, operations or condition, financial or otherwise, of the Issuer or the Issuer and its Subsidiaries, considered as a whole or the Issuer's ability to perform its obligations under the Notes and this Agreement.

   Section 4.06. Litigation. Except as disclosed on Schedule 4.06, there is no action, suit or proceeding pending against, or to the knowledge of the Issuer threatened against or affecting, the Issuer or any of its Affiliates before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could individually or in the aggregate materially adversely affect the financial position of the Issuer or the Issuer and its Subsidiaries, considered as a whole, or which in any manner draws into question the validity of the Notes and this Agreement.

   Section 4.07. Compliance with ERISA. (a) Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan, except for non-compliance that could not reasonably be expected to have a material adverse effect on the business, Properties, financial condition, results of operations or prospects of the Issuer or the Issuer and its Subsidiaries, considered as a whole. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan, or made any amendment to any Plan, which, in either case, has resulted or could reasonably be expected to result in the imposition of a Lien on Property of the Issuer or any Subsidiary or the posting of a bond or other security by the Issuer or any Subsidiary under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA (other than a liability to the PBGC for premiums under Section 4007 of ERISA) which could cause the Issuer or any Subsidiary (whether directly or jointly and severally with one or more affiliates) to incur any material liability.

     (b) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406(a) of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Internal Revenue Code. The representation by the Issuer in the immediately preceding sentence is made in reliance upon and subject to the accuracy of the representation of each Purchaser in Section 7.02 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

   Section 4.08. Environmental Matters. In the ordinary course of its business, the Issuer considers effects of all existing and applicable Environmental Laws on the business, operations and properties of the Issuer and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for cleanup or closure of properties currently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). The Issuer has reasonably concluded that existing and applicable Environmental Laws are unlikely to have a material adverse effect on the business, Properties, financial condition, results of operations or prospects of the Issuer or the Issuer and its Subsidiaries, considered as a whole. The Issuer and its Subsidiaries have conducted and are conducting their respective businesses in compliance with all applicable Environmental Laws, except where the failure to so comply would not have a material adverse effect on the Issuer or the Issuer and its Subsidiaries, considered as a whole.

   Section 4.09. Taxes. The Issuer and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Issuer or any Subsidiary, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate material to the business or operations of the Issuer and its Subsidiaries, considered as a whole, or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Issuer or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Issuer knows of no basis for any other tax or assessment that could reasonably be expected to have a material adverse effect on the business, Properties, financial condition, results of operations or prospects of the Issuer or the Issuer and its Subsidiaries, considered as a whole. The charges, accruals and reserves on the books of the Issuer and its Subsidiaries in respect of taxes or other governmental charges are adequate.

   Section 4.10. Titles, Etc. The Issuer and each Subsidiary has valid and defensible title to its material (individually or in the aggregate) Petroleum Properties and good, valid, defensible and indefeasible title to its other real and personal property, including all such properties reflected in the most recent audited balance sheet referred to in Section 4.04(a), in each case free and clear of all Liens except Liens expressly permitted by Section 5.10. Each lease under which the Issuer or any of its Subsidiaries is the lessee which is material to the business or operations of the Issuer or the Issuer and its Subsidiaries considered as a whole is valid and subsisting and is in full force and effect.

   Section 4.11. Casualties; Taking of Properties. Since the date of the reserve data included in the Offering Memorandum, neither the business nor the Petroleum Properties of the Issuer or any of its Subsidiaries have been affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contract, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces or acts of God or of any public enemy, or any other event the occurrence of which, would have a material adverse effect on the business, Properties, financial condition, results of operations or prospects of the Issuer or the Issuer and its Subsidiaries, considered as a whole.

   Section 4.12. Gas Imbalances. There exists no gas imbalances, take or pay or other prepayments with respect to any Petroleum Properties which would require the Issuer or any Subsidiary to deliver hydrocarbons produced from any Petroleum Properties at some future time without then or thereafter receiving full payment therefor which would be reasonably likely to have a material adverse effect on the business, Properties, financial condition, results of operations or prospects of the Issuer or the Issuer and its Subsidiaries, considered as a whole.

   Section 4.13. Use of Proceeds. The proceeds from the sale of the Notes pursuant to this Agreement will be used by the Issuer for the purposes set forth in Schedule 4.13. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Issuer in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Issuer and its Subsidiaries and the Issuer does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

   Section 4.14. Offering of the Notes. Neither the Issuer nor any Person acting on behalf of the Issuer has, directly or indirectly, offered any of the Notes or any similar security of the Issuer for sale to, or solicited any offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, anyone other than the Purchasers and not more than 58 other institutional investors, each of whom were offered a portion of the Notes for purposes of investment and not for distribution. Neither the Issuer nor any Person acting on behalf of the Issuer has taken or will take any action which would cause the offer, issuance or sale of any Note to any Purchaser to violate the provisions of the Securities Act of 1933, as amended, or any other securities or blue sky laws of any applicable jurisdiction or subject the issuance or sale of the Notes to the registration requirements of Section 5 of said Securities Act.

   Section 4.15. Ownership of Subsidiaries. Schedule 4.15 sets forth a list of each Subsidiary of the Issuer and its jurisdiction of incorporation. All of the issued shares of capital stock of such Subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable, and are owned directly or indirectly by the Issuer, free and clear of all Liens and restrictions on transferability or voting.

                                   Article V


                                   Covenants

     The Issuer agrees that, so long as any amount payable under any Note or this Agreement remains unpaid, it will, and will cause each of its Subsidiaries to, perform and comply with each of the following covenants, unless such performance and compliance shall have been specifically waived in writing by the Required Lenders:

   Section 5.01.  Information.  The Issuer will deliver to each of the Holders:

            (a) as soon as available and in any event within 100 days after the end of each fiscal year of the Issuer, a consolidated balance sheet of the Issuer and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, cash flows and stockholders' equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by PricewaterhouseCoopers or other independent public accountants of nationally recognized standing;

            (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Issuer, a consolidated balance sheet of the Issuer and its Subsidiaries as of the end of such quarter and the related consolidated statements of operations and cash flows for such quarter and for the portion of the Issuer's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Issuer's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer or treasurer of the Issuer;

            (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer or treasurer of the Issuer (i) setting forth in reasonable detail the calculations required to establish whether the Issuer was in compliance with the financial covenants contained herein on the date of such financial statements, and (ii) stating whether any Default then exists, setting forth the details thereof and the action which the Issuer is taking or proposes to take with respect thereto;

            (d) within five days after any Executive Officer of the Issuer obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer or treasurer of the Issuer setting forth the details thereof and the action which the Issuer is taking or proposes to take with respect thereto;

            (e) promptly upon the mailing thereof to the shareholders of the Issuer generally, copies of all financial statements, reports and proxy statements so mailed;

            (f) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8, or its equivalent) and reports on Forms 10K, 10Q and 8K (or their equivalents) which the Issuer shall have filed with the Securities and Exchange Commission;

            (g) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA and the regulations thereunder) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or any Executive Officer of the Issuer or any Subsidiary knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application;
     (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC;
     (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any required payment or contribution to any Plan or Multiemployer Plan, or makes any amendment to any Plan which has resulted or could reasonably be expected to result in the imposition of a Lien on Property of the Issuer or any Subsidiary or the posting of a bond or other security by the Issuer or any Subsidiary, a certificate of the chief financial officer or the chief accounting officer or treasurer of the Issuer setting forth details as to such occurrence and action, if any, which the Issuer or applicable member of the ERISA Group is required or proposes to take; and

            (h) from time to time such additional information regarding the financial position, reserves or business of the Issuer and its Subsidiaries as any Holder may reasonably request.

   Section 5.02. Payment of Obligations. The Issuer will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where, the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

   Section 5.03. Maintenance of Property. The Issuer will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted. The Issuer will operate, or will use all commercially reasonable efforts to cause a third party operator to operate, all Petroleum Properties in a prudent manner, and will market or will cause to be marketed the production therefrom at the best price reasonably obtainable at the time the applicable sales contract is executed.

   Section 5.04.  Conduct of Business and Maintenance of Existence.  The Issuer
(a) will, and will cause each Subsidiary to continue to, engage in business of the same general type as now conducted by the Issuer and its Subsidiaries, and
(b) subject to Section 5.13, will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect, their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 5.04 shall prohibit (i) the merger of a Wholly-Owned Subsidiary into the Issuer or the merger or consolidation of a Wholly-Owned Subsidiary with or into another Person if the corporation surviving such consolidation or merger is a Wholly-Owned Subsidiary and if, in each case, after giving effect thereto, no Default shall have occurred and be continuing or (ii) the termination of the corporate existence of any Subsidiary if the Issuer in good faith determines that such termination is in the best interest of the Issuer and is not materially disadvantageous to the Holders.

   Section 5.05. Compliance with Laws. The Issuer will comply, and will cause each Subsidiary to comply, with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except for laws the violation of which could not have a material adverse effect on the business, Properties, financial condition, results of operations or prospects of the Issuer or the Issuer and its Subsidiaries, considered as a whole.

   Section 5.06. Inspection of Property, Books and Records. The Issuer will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries in all material respects shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Holder at such Holder's expense (except during the continuance of any Default, in which case at the expense of the Issuer) to visit and inspect any of their respective Properties, to examine and make copies of any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

   Section 5.07. Insurance. The Issuer and each Subsidiary now maintains and will cause to be maintained with insurers which the Issuer believes to be financially sound and reputable, insurance with respect to its Properties and business against such liabilities, casualties, risks and contingencies and in such types and amounts as is customary in the case of Persons engaged in the same or similar businesses and similarly situated.

   Section 5.08. Engineering Reports. (a) By April 10th of each year, the Issuer shall furnish to each of the Holders a report in form and substance reasonably satisfactory to the Required Lenders prepared by or under the supervision of a petroleum engineer who may be an employee of the Issuer, which shall evaluate all net Proved Reserves owned by the Issuer and its Subsidiaries as of the preceding December 31 and which shall set forth the information necessary to determine the Present Value of Proved Reserves as of such date.

     (b) Together with the Reserve Report furnished pursuant to subsection (a), the Issuer shall furnish to each of the Holders a review report thereon in form and substance reasonably satisfactory to the Required Lenders by Miller & Lents, Ltd. or other independent petroleum engineers of nationally recognized standing.

   Section 5.09. Asset Coverage Ratio. (a) The ratio of (i) Present Value of Proved Reserves plus Adjusted Cash to (ii) Debt and Other Liabilities shall at all times be not less than 1.5:1;

     (b) The Present Value of Proved Reserves will be determined and adjusted periodically as follows:

            (i) The calculation of Present Value of Proved Reserves will be determined from the most recent Reserve Report.

            (ii) Upon any sale by the Issuer or any Subsidiary of any Petroleum Property including but not limited to a sale of a lesser interest such as a royalty or a net profit interest to the extent the sale of such lesser interest is not considered to create a Lien (other than the sale of hydrocarbons after severance occurring in the ordinary course of the Issuer's business), the calculation of Present Value of Proved Reserves shall be reduced, effective on the date of consummation of such sale, by an amount equal to the Present Value of Proved Reserves attributable to Proved Reserves included in such sale.

            (iii) Immediately upon acquisition or development by the Issuer or any Subsidiary of any Petroleum Property owned directly by the Issuer or any Subsidiary and not reflected in the most recent Reserve Report, the calculation of Present Value of Proved Reserves shall be increased in an amount equal to the Present Value of Proved Reserves attributable to such Petroleum Property.

   Section 5.10. Liens. The Issuer will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

            (a)   Excepted Liens;

            (b) Liens existing on the Closing Date and listed on Schedule 5.10, but not any renewals and extensions thereof;

            (c) a Lien existing on any asset prior to the acquisition thereof by the Issuer or any of its Subsidiaries but not created in contemplation of such acquisition;

            (d) a Lien on any asset not previously owned by the Issuer or any Subsidiary securing Debt incurred or assumed for the purpose of financing any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

            (e) Liens in respect of gas imbalances in the ordinary course of business not exceeding 2% of the Present Value of Proved Reserves in the aggregate at any time; and

            (f) Liens securing other Debt of the Issuer or any Subsidiary the aggregate principal amount of which, when taken together with the amount of Attributable Debt in respect of sale and leaseback transactions otherwise restricted by Section 5.15, does not exceed $5,000,000 at any time.

   Section 5.11. Transactions with Affiliates. The Issuer will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any Investment in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate; provided, however, that the foregoing provisions of this Section shall not prohibit (a) the Issuer or any Subsidiary from making sales to or purchases from any Affiliates and, in connection therewith, extending credit or making payments, or from making payments for services rendered by any Affiliates, if such sales or purchases are made or such services are rendered in the ordinary course of business and on terms and conditions at least as favorable to it as the terms and conditions which would apply in a similar transaction with a Person not an Affiliate, (b) the Issuer from making payments of principal, interest and premium on any Debt of the Issuer held by an Affiliate if the terms of such Debt are substantially as favorable to the Issuer as the terms which could have been obtained at the time of the creation of such Debt from a lender which was not an Affiliate and are otherwise in accordance with this Agreement, (c) the Issuer or any Subsidiary from participating in, or effecting any transaction in connection with, any joint enterprise or other joint arrangement with any Affiliate if it participates or effects any such transaction in the ordinary course of its business and on a basis no less advantageous than the basis on which such Affiliate participates or (d) the Issuer or any Wholly-Owned Subsidiary from engaging in any of the above listed activities with any other Wholly-Owned Subsidiary or any Wholly-Owned Subsidiary with the Issuer.

   Section 5.12. Annual Coverage Ratio. (a) The Issuer will not permit as of the last day of any fiscal quarter the Annual Coverage Ratio to be less than 2.8:1. For this purpose:

            (i) "Annual Coverage Ratio" means at any date the ratio of Consolidated Cash Flow to Consolidated Interest Expense for the period of four consecutive fiscal quarters ending on such date.

            (ii) "Consolidated Cash Flow" means, for any period, the net cash from operating activities of the Issuer and its Consolidated Subsidiaries for such period, as the same is, or would in accordance with generally accepted accounting principles be set forth in a statement of cash flows for such period, plus to the extent deducted in determining such net cash from operating activities, the sum of (x) Consolidated Interest Expense for such period and (y) income tax expense.

            (iii) "Consolidated Interest Expense" means, for any period, the interest expense of the Issuer and its Consolidated Subsidiaries determined on a consolidated basis for such period in accordance with generally accepted accounting principles.

            (iv) "Consolidated Subsidiaries" means at any date any Subsidiary or other entity the accounts of which would in accordance with generally accepted accounting principles be consolidated with those of the Issuer in its consolidated financial statements if such statements were prepared as of such date.

   Section 5.13. Consolidations, Mergers and Sales of Assets. (a) Without limiting the applicability of Section 2.03(d), the Issuer will not consolidate or merge with or into any other Person or sell, lease or otherwise transfer, directly or indirectly, all or substantially all of its assets to any other Person unless (i) immediately after giving effect to such consolidation, merger, sale, lease or other transfer, no Default shall exist and the Issuer would be in compliance with the provisions of Section 5.12 (assuming that the date of any determination hereunder were the end of a fiscal quarter of the Issuer), (ii) such Person shall be a corporation organized and existing under the laws of the United States of America or any state therein or the District of Columbia and
(iii) all of the obligations of the Issuer under the Notes and this Agreement shall have been expressly assumed in writing by the Person formed by such consolidation, or into which the Issuer shall have been merged, or which shall have acquired such assets.

     (b) The Issuer will not, and will not permit any Subsidiary to, make any Asset Disposition to any Person unless such Asset Disposition is upon fair and reasonable terms no less favorable to the Issuer or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person which is not an Affiliate; provided that, this Section 5.13(b) shall not limit the transactions permitted with Affiliates provided under Section 5.11 hereof.

   Section 5.14. Subsidiary Debt. The Issuer will not permit any Subsidiary to incur, create, assume, guarantee or in any other manner become liable with respect to, or extend the maturity of or become responsible for the payment of any Debt other than (i) Debt owing to the Issuer or a Wholly-Owned Subsidiary,
(ii) Non-Recourse Debt in an aggregate principal amount (together with any such Non-Recourse Debt incurred by the Issuer) not to exceed $150,000,000 at any time incurred to finance the acquisition of assets, and (iii) other Debt in an aggregate principal amount not to exceed 5% of the Present Value of Proved Reserves as reflected in the most recent Reserve Report.

   Section 5.15. Sale and Leasebacks. The Issuer shall not, and shall not permit any of its Subsidiaries to, enter into any arrangement with any lender or investor (other than the Issuer or any Subsidiary of the Issuer) or to which such lender or investor is a party providing for the leasing by the Issuer or any of its Subsidiaries for a period of more than three years (including all renewals and extensions) of real or personal property that has been or is to be sold or transferred by the Issuer or any of its Subsidiaries to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or rental obligations of the Issuer or any of its Subsidiaries, unless the Issuer or such Subsidiary would be entitled, pursuant to Section 5.10(f), to incur Debt in a principal amount equal to or exceeding the Attributable Debt in respect of such arrangement, secured by a Lien on the property to be leased, without any violation of Section 5.09 or 5.14.

                                  Article VI


                                   Defaults

   Section 6.01. Events of Default. If one or more of the following events shall have occurred and be continuing:

            (a) the Issuer shall fail to pay when due any principal on the Notes or shall fail to pay within five Business Days of the due date thereof any interest or other amount payable under any of the Notes or this Agreement;

            (b) the Issuer shall fail to observe or perform any covenant or agreement contained in Section 5.14 for 10 days after it shall have become aware of such failure;

            (c) the Issuer shall fail to observe or perform any covenant or agreement contained in Sections 5.04(a), 5.09, 5.10, 5.11, 5.12, 5.13 and 5.15;

            (d) the Issuer shall fail to observe or perform any of its covenants or agreements contained in any of the Notes or this Agreement (other than those covered by clause (a), (b) or (c) above) for 30 days after it shall have become aware of such failure;

            (e) any representation, warranty, certification or statement made by the Issuer in any of the Notes or this Agreement or in any certificate, financial statement or other document delivered pursuant to any of the Notes or this Agreement shall prove to have been incorrect in any material respect when made;

            (f) the Issuer or any Subsidiary shall fail to make any payment in respect of any Material Debt (other than the Notes) when due or within any applicable grace period and such default has not been effectively waived by the holders of such Debt;

            (g) any event or condition shall occur which, after the expiration of any applicable grace period with respect thereto, results in the acceleration of the maturity of any Material Debt (other than the Notes) or enables the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof and such default has not been effectively waived by the holders of such Debt (provided, that prior to the expiration of such grace period, the occurrence of such event or condition shall constitute a Default hereunder);

            (h) the Issuer or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

            (i) an involuntary case or other proceeding shall be commenced against the Issuer or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Issuer or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

            (j) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $1,000,000 which it shall have become liable to pay under Title IV of ERISA which failure to pay could cause the Issuer or any Subsidiary

     (whether directly or jointly and severally with one or more affiliates) to incur a liability in respect of such amount or amounts, except for any such failure which is being contested in good faith through appropriate proceedings, so long as such proceedings are diligently prosecuted and no Lien has been imposed on any Property of the Issuer or any Subsidiary as a consequence of such failure; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or the Issuer or any Subsidiary shall become aware of any condition the existence of which could reasonably be expected to entitle the PBGC to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multi-employer Plans which could cause the Issuer or any Subsidiary (whether directly or indirectly or jointly and severally with one or more affiliates) of the ERISA Group to incur a current payment obligation in excess of $1,000,000; or

             (k) a judgment or order for the payment of money in excess of $5,000,000 shall be rendered against the Issuer or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed pending appeal for a period of 30 days; then

      (i) in the event of any Event of Default specified in subsection (a) of this Section 6.01, each Holder may, by notice to the Issuer declare the principal amount of all Notes held by such Holder (together with accrued interest thereon) and, to the extent permitted under applicable law, the Make Whole Amount with respect thereto and all other amounts payable by the Issuer hereunder to such Holder to be, and such Notes and amounts shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Issuer;

      (ii)  in the event of any Event of Default specified in subsections (h) or
(i) of this Section 6.01, without any notice to the Issuer or any other act by any Holder or the Majority Lenders, the Notes (together with accrued interest thereon and all other amounts payable by the Issuer hereunder) and, to the extent permitted under applicable law, the Make Whole Amount with respect thereto shall become immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration, or other notice of any kind, all of which are hereby waived by the Issuer; and

      (iii) in the event of any Event of Default specified in any other subsection of this Section 6.01, the Majority Lenders may, by notice to the Issuer, declare the Notes (together with accrued interest thereon) and, to the extent permitted under applicable law, the Make Whole Amount with respect thereto and all other amounts payable by the Issuer hereunder to be, and such Notes and amounts shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Issuer.

   Section 6.02. Rescission of Acceleration. At any time after the principal of, and interest accrued on and the Make Whole Amount on, any or all of the Notes are declared due and payable, the Required Lenders, by written notice to the Issuer, may rescind and annul any such declaration and its consequences if
(a) the Issuer has paid all overdue interest on the Notes, the principal of and Make Whole Amount, if any, on any Notes which have become due otherwise than by reason of such declaration, and interest on such overdue principal and Make Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, (b) all Events of Default, other than non-payment of amounts which have become due solely by reason of such declaration, and all conditions and events which constitute a Default have been cured or waived pursuant to Section 8.04, and (c) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement; but no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

                                  Article VII


                   Purchase for Investment; Source of Funds

   Section 7.01. Purchase for Investment. Each Purchaser represents that it is purchasing Notes for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds, in each case for investment and not with a view to the distribution thereof or with any present intention of distributing or selling any of the Notes, but subject to any requirement of law, the disposition of its or their property shall at all times be within its or their control.

   Section 7.02. Source of Funds. Each Purchaser represents that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by it to pay the purchase price of the Notes purchased by it hereunder:

            (a) the Source is an "insurance company general account" (as the term is defined in Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995)) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the "NAIC Annual Statement")) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser's state of domicile; or

            (b) the Source is a separate account that is maintained solely in connection with such Purchaser's fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

            (c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as disclosed by such Purchaser to the Issuer in writing pursuant to this paragraph (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

            (d) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Issuer and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Issuer in writing pursuant to this paragraph (d); or

            (e)   the Source is a governmental plan; or

            (f) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Issuer in writing pursuant to this paragraph (f); or

            (g) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 7.02, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

   Section 7.03. Securities Act; Legend. Each Purchaser represents that it is an accredited investor (as defined in Regulation D of the Rules and Regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended) and that it understands the Notes have not been registered under the Securities Act of 1933. Each Purchaser acknowledges that upon issuance of the Notes, and until such time, if any, as the same is no longer required under applicable securities laws, the Notes shall bear the following legend:

          This Note has not been registered under the Securities Act of 1933, as amended, and may not be transferred, sold or otherwise disposed of except while registration under said act is in effect or pursuant to an exemption from registration under said Act or if said Act does not apply.

     Any Holder of a Note may upon surrender of its Note to the Issuer together with an opinion of counsel to such Holder (which may be internal counsel to such Holder), in form reasonably acceptable to the Issuer, to the effect that the foregoing legend is no longer required under applicable securities laws obtain a like Note in exchange for its Note without such legend.

                                 Article VIII


                                 Miscellaneous

   Section 8.01. Notices. Unless otherwise specified herein, all notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile copy or similar writing) and shall be given (i) if to the Issuer, at its address or facsimile number set forth on its signature page hereto and to the attention of the Person therein specified, (ii) if to any Purchaser, at the address or facsimile number specified for such communication in Schedule A and to the Person therein specified, if any, or (iii) if to any other Holder, at such address or facsimile number and to such Person as such other Holder shall have specified to the Issuer in writing, or, in any case, to such other address or facsimile number or to the attention of such other Person as such party may hereafter specify for the purpose by notice in the case of the Issuer to each Holder and in the case of any Holder to the Issuer; provided, however, that no Holder shall be required to give notice to any other Holder of any matter under this Agreement. Each such notice, request or other communication shall be addressed to the attention of the Person specified pursuant to this Section and shall be effective (i) if given by mail, ten days after such communication is deposited in the mails with prepaid certified mail, return receipt requested, addressed as aforesaid or (ii) if given by courier, facsimile or any other means, when delivered to the Person specified, if any, at the address or sent to the facsimile number specified pursuant to this Section
8.01 with confirmation from the addressee of receipt.

   Section 8.02. No Waiver. No failure or delay by any Holder in exercising any right, power or privilege under any Note or this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in the Notes or this Agreement shall be cumulative and not exclusive of any rights or remedies provided by law.

   Section 8.03.  Expenses; Documentary Taxes; Indemnification for
Litigation. (a) The Issuer shall pay on demand (i) all reasonable fees and out-of-pocket expenses of the Purchasers and the Holders (including, without limitation, reasonable fees and disbursements of the law firm acting as special counsel for the Purchasers or the Holders and such local counsel as may be retained on behalf of the Purchasers or the Holders) in connection with the preparation, closing and administration of the Notes and this Agreement, any waiver, consent or amendment of any provision thereof (whether or not any such waiver, consent or amendment becomes effective), or any Default or alleged Default thereunder, and (ii) if any Event of Default occurs, all reasonable out-of-pocket expenses incurred by any Holder, including reasonable fees and disbursements of counsel and funding losses, in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom. The Issuer agrees to indemnify each Holder from and hold it harmless against any transfer taxes, documentary taxes, or other similar assessments or charges made by any governmental authority by reason of the execution and delivery of the Notes and this Agreement. The Issuer shall bear the costs of obtaining a Private Placement Number for each Series of the Notes.

     (b) The Issuer shall indemnify each Holder and hold each Holder harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel for any Holder in connection with any investigative, administrative or judicial proceeding, whether or not such Holder shall be designated a party thereto) which may be incurred by any Holder, relating to or arising out of the Notes and this Agreement or any actual or proposed use of the proceeds of the sale of the Notes hereunder, provided that no Holder shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

   Section 8.04. Amendments and Waivers. (a) Any provision of this Agreement or the Notes may be amended or waived if, and only if, such amendment or waiver is in writing and is signed by the Issuer and the Required Lenders; provided that no such amendment or waiver shall, unless signed by all Holders of Outstanding Notes, (i) change the principal of or rate of interest on any Note, the Make Whole Amount or any other amount payable hereunder, (ii) waive or change the date fixed for any payment of principal of or interest on any Note or the Make Whole Amount hereunder, or (iii) change the percentage of Holders that shall be required for the Holders to take any action under this Section or any other provision of this Agreement; and provided further that no such amendment will change the principal amount of Notes to be purchased by any Purchaser hereunder without the consent of such Purchaser.

     (b) The Issuer will provide each Holder (irrespective of the amount or Series of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Issuer will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 8.04 to each Holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders.

     (c) The Issuer will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any Holder as consideration for or as an inducement to the entering into by any Holder or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Holder even if such Holder did not consent to such waiver or amendment.

     Section 8.05. New York Law. This Agreement and each Note shall be construed in accordance with and governed by the law of the State of New York.

     Section 8.06. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Issuer may not assign or transfer any of its rights or obligations under this Agreement.

     Section 8.07. Form, Registration, Transfer and Exchange of the Notes; Transferees. (a) The Notes issuable under this Agreement shall be registered notes substantially in the form of Exhibit A-1, Exhibit A-2 or Exhibit A-3, as applicable, and shall be issued in denominations of $1,000,000 and any larger multiple of $50,000 (except as may otherwise be required as a result of prepayments of portions of Notes pursuant to Section 2.03). The Issuer shall keep at its principal office a register in which the Issuer shall provide for the registration of the transfers of Notes. The Issuer's principal office for such purposes shall be maintained in the continental United States and, until further notice, will be maintained at the address specified pursuant to Section
8.01. Upon surrender of any Note at such office for registration of transfer, the Issuer shall execute and deliver, at its expense, one or more new Notes of a like Series and aggregate unpaid principal amount. Each such new Note shall be registered in the name of the designated transferee or transferees (or its nominee or nominees). At the option of the Holder of any Note such Note may be exchanged for other Notes of any authorized denominations, of a like Series and aggregate unpaid principal amount upon surrender of the Note to be exchanged at the principal office of the Issuer. Whenever any Notes are so surrendered for exchange, the Issuer shall execute and deliver, at its expense, the Notes which the Holder thereof making the exchange is entitled to receive. Every Note presented or surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed by the registered Holder or his attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, and neither gain nor loss of interest shall result from any such transfer or exchange. Upon the written request of any Holder, the Issuer shall promptly forward to such Holder the names and addresses of all other Holders and the principal amount of Notes held by such Holders. Upon receipt by the Issuer of evidence reasonably satisfactory to it of the ownership of and loss, theft, destruction or mutilation of any Note and (i) in case of loss, theft, or destruction, of indemnity reasonably satisfactory to it (provided that, with respect to Institutional Investors and their nominees, such Person's agreement of indemnity shall be deemed to be satisfactory) or (ii) in the case of mutilation, upon surrender and cancellation thereof, the Issuer, at its expense, will execute and deliver, in lieu thereof, a new Note of like tenor and dated and bearing interest from the date to which interest has been paid on such lost, stolen, destroyed or mutilated Note.

     Section 8.08. Persons Deemed Owners. Prior to due presentment for registration of transfer, the Issuer may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and interest and premium on such Note and for all other purposes whatsoever, whether or not such Note is or shall be overdue, and the Issuer shall not be affected by notice to the contrary.

     Section 8.09. Home Office Payment. The Issuer agrees that, so long as a Purchaser listed on the signature pages hereof or its nominee shall hold any of the Notes, it will make payments of principal of and interest and Make Whole Amounts (if any) on such Notes not later than 12:00 noon, New York City time, on the date such payment is due, in immediately available funds, at the address specified for such purpose on Schedule A or such other account or address (in the United States of America) as such Purchaser may designate in writing, notwithstanding any contrary provisions contained herein or in the Notes and without any requirement of surrendering the Notes (except that, upon the written request of the Issuer, any Note that has been paid or prepaid in full shall be surrendered for cancellation to the Issuer at its principal office maintained by the Issuer pursuant to Section 8.07). Each Purchaser agrees that, before selling or otherwise transferring any Note, it will make a notation thereon of all principal payments previously made thereon and of the date to which interest thereon has been paid. As to any subsequent Holder, the Issuer will make payments of principal of and interest on the Notes held by such Holder not later than 12:00 noon, local time, to a place within the United States on the date such payment is due, in immediately available funds, by credit to the account designated by such Holder or at the option of such Holder by a check mailed or delivered to the address designated by such Holder.

     Section 8.10. Substitution. Each Purchaser may by notice to the Issuer substitute any of its wholly-owned subsidiaries as a Purchaser hereunder. Such notice shall be signed by such Purchaser and such wholly-owned subsidiary, shall contain such wholly-owned subsidiary's agreement to be bound by this Agreement and shall contain confirmation by such wholly-owned subsidiary of the accuracy with respect to it of the representations set forth in Article VII (subject to any exception necessary to reflect the intention, if any, of such wholly-owned subsidiary to transfer to such Purchaser at a subsequent date all or any of the Notes to be acquired by such wholly-owned subsidiary). The Issuer agrees that, upon receipt of such notice, all references to "Purchaser" hereunder (other than this Section 8.10) shall include a reference to such wholly-owned subsidiary and that such wholly-owned subsidiary shall have the right to transfer the Notes acquired by it hereunder to a Purchaser subsequent to such purchase. In the event that a wholly-owned subsidiary is substituted for a Purchaser in accordance with this Section 8.10 and thereafter transfers its Notes or any portion thereof to such Purchaser, the term "Purchaser" shall be deemed to refer to such wholly-owned subsidiary only if it retains any portion of the Notes, and shall refer to such Purchaser to the extent such Purchaser owns all or any portion of the Notes, and such Purchaser and such wholly-owned subsidiary (if it retains any Notes) shall each have all the rights which an original purchaser of Notes has under this Agreement.

     Section 8.11. Credit Decision. Each Purchaser acknowledges that it has, independently and without reliance upon any other Purchaser, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Purchaser also acknowledges that it will, independently and without reliance upon any other Purchaser, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Notes and this Agreement.

     Section 8.12. Counterparts; Integration; Effectiveness; Severability. (a) This Agreement may be signed in any number to counterparts, each of which shall be an original, and all of which taken together shall constitute a single agreement, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when the Issuer shall have received counterparts hereof signed by all of the parties hereto (or, in the case of any Purchaser as to which an original executed counterpart shall not have been received, the Issuer shall have received from such Purchaser an executed counterpart hereof by facsimile by such Purchaser).

      (b) In case any provision in this Agreement or any Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

     Section 8.13. Submission to Jurisdiction. The Issuer hereby submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in the City of New York for purposes of all legal proceedings which may arise hereunder or under the Notes. The Issuer irrevocably waives to the fullest extent permitted by law, any objection which it may have or hereafter have to the laying of the venue of any such proceedings brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Issuer hereby consents to process being served in any such proceeding by the mailing of a copy thereof by registered or certified mail, postage prepaid, to its address specified pursuant to Section 8.01 or in any other manner permitted by law.

     Section 8.14. Confidentiality. For the purposes of this Section 8.14, "Confidential Information" means information delivered to a Holder by or on behalf of the Issuer or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Holder as being confidential information of the Issuer or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Holder prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Holder or any person acting on its behalf, (c) otherwise becomes known to such Holder other than through disclosure by the Issuer or any Subsidiary or
(d) constitutes financial statements delivered to such Holder under Section 5.01 that are otherwise publicly available. Each Holder will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Holder in good faith to protect confidential information of third parties delivered to it, provided that such Holder may deliver or disclose Confidential Information to (i) its directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by Notes held by
it), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential

Information substantially in accordance with the terms of this Section 8.14,
(iii) any other holder of any Note, (iv) any Institutional Investor to which such Holder sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 8.14), (v) any federal or state regulatory authority having jurisdiction over such Holder, (vi) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Holder's investment portfolio, or (vii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Holder, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Holder is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Holder may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under its Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 8.14 as though it were a party to this Agreement. On reasonable request by the Issuer in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Issuer embodying the provisions of this Section 8.14.

     In Witness Whereof, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

                                 Cabot Oil & Gas Corporation



                                 By  /s/ Scott C. Schroeder
                                    --------------------------------------------
                                    Title: Vice President and Chief Financial
                                    Officer

                                    1200 Enclave Parkway
                                    Houston, Texas 77077
                                    Attention: Treasurer
                                    Telecopier: (281) 589-4653

     Each of the undersigned acknowledges receipt of the Notes described opposite its name in the foregoing schedule.


                          Purchasers:

                          Jackson National Life Insurance Company


                          By: PPM America, Inc., as attorney in fact, on behalf
                               of Jackson National Life Insurance Company


                              By: /s/ Chris Raub
                                  ----------------------------------------------
                                  Title: Managing
                                  Director


                          The Prudential Assurance Company Limited


                          By: PPM America, Inc., as attorney in fact, on behalf
                               of The Prudential Assurance Company Limited


                              By: /s/ Chris Raub
                                  ----------------------------------------------
                                  Title: Managing Director


                          Massachusetts Mutual Life Insurance Company



                              By: /s/ Michael P. Hermsen
                                  ----------------------------------------------
                                  Title: Managing Director


                          Nationwide Life Insurance Company



                              By: /s/ Joseph P. Young
                                  ----------------------------------------------
                                  Title: Credit Officer Fixed Income Securities

                          Nationwide Life and Annuity Insurance Company


                              By: /s/ Joseph P. Young
                                  ----------------------------------------------
                                  Title: Credit Officer Fixed Income Securities


                          Nationwide Indemnity Company


                              By: /s/ Joseph P. Young
                                  ----------------------------------------------
                                  Title: Credit Officer Fixed Income Securities


                          AMCO Insurance Company


                              By: /s/ Joseph P. Young
                                  ----------------------------------------------
                                  Title: Credit Officer Fixed Income Securities


                          First Colony Life Insurance Company


                              By: /s/ Jon M. Lucia
                                  -------------------------------------------
                                  Title: Assistant Vice President and Investment Officer


                          General Electric Capital Assurance Company


                              By: /s/ Jon M. Lucia
                                  ----------------------------------------------
                                  Title: Investment Officer


                          GE Life and Annuity Assurance Company


                              By: /s/ Jon M. Lucia
                                  ----------------------------------------------
                                  Title: Assistant Vice President and Investment Officer

                          United of Omaha Insurance Company



                              By: /s/ Edwin H. Garrison Jr.
                                  ----------------------------------------------
                                  Title: First Vice President


                          Mutual of Omaha Insurance Company



                              By: /s/ Edwin H. Garrison Jr.
                                  ----------------------------------------------
                                  Title: First Vice President


                          Companion Life Insurance Company



                              By: /s/ Edwin H. Garrison Jr.
                                  ----------------------------------------------
                                  Title: Assistant Treasurer


                          Keyport Benefit Life Insurance Company


                          By: Stein Roe & Farnham Incorporated, as agent


                              By: /s/ Richard A. Hegwood
                                  ----------------------------------------------
                                  Title: Senior Vice President



                          Keyport Life Insurance Company


                          By: Stein Roe & Farnham Incorporated, as agent


                              By: /s/ Richard A. Hegwood
                                  ----------------------------------------------
                                  Title: Senior Vice President

                          Connecticut General Life Insurance Company


                          By: CIGNA Investments, Inc. (authorized agent)


                           By: /s/ Robert W. Eccles
                               -------------------------------------------------
                               Title: Managing Director


                          Life Insurance Company of North America


                          By: CIGNA Investments, Inc. (authorized agent)


                           By: /s/ Robert W. Eccles
                               ------------------------------------------------
                               Title: Managing Director


                          Life Insurance Company of New York

                          By: CIGNA Investments, Inc. (authorized agent)


                           By: /s/ Robert W. Eccles
                               -------------------------------------------------
                               Title: Managing Director

                      Information Relating to Purchasers

                                                        Principal Amount
                                                     of Series B Notes to be
  Name and Address of Purchaser                             Purchased

Jackson National Life Insurance Company                    $35,000,000
c/o PPM America, Inc.
225 West Wacker Drive, Suite 1200
Chicago, Illinois 60606-1228
Attn: Private Placements -- Chris Raub

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Cabot Oil & Gas Corporation, 7.36% Senior Notes, Series B, due 2013, PPN 127097 B* 3", principal, premium or interest") to:


     Bank of New York
     ABA #021-000-018
     BNF Account #: IOC566
     FBO: Jackson National Life

Notices

One copy of documents, notes and certificates, notices, waivers, amendments, consents, and financial information should be sent to:


     PPM America Inc.
     225 West Wacker Drive, Suite 1200
     Chicago, Illinois 60606-1228
     Attention: Private Placements -Chris Raub
     Telephone: (312) 634-2504
     Fax:  (312) 634-0054

     and

     Jackson National Life Insurance Company
     225 West Wacker Drive, Suite 1200
     Chicago, Illinois 60606-1228
     Attention: Investment Accounting - Mark Stewart
     Telephone: (312) 338-5832
     Fax:  (312) 236-5224

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number: 38-1659835

                                   Schedule A
                          (to Note Purchase Agreement)

                                                             Principal Amount
                                                         of Series B Notes to be
  Name and Address of Purchaser                                  Purchased

The Prudential Assurance Company Limited                        $16,600,000
c/o PPM America, Inc.
225 West Wacker Drive, Suite 1200
Chicago, Illinois 60606-1228
Attn:  Private Placements -- Chris Raub

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Cabot Oil & Gas Corporation, 7.36% Senior Notes, Series B, due 2013, PPN 127097 B* 3", principal, premium or interest") to:


          Boston Safe Deposit
          ABA #011001234
          BNF DDA Account #125261
          FBO:  OBO-FI A/C# PM1F0583002
          Special Instructions:  Cost Center 1253

Notices

One copy of documents, notes and certificates, notices, waivers, amendments, consents, and financial information should be sent to:


          PPM America Inc.
          225 West Wacker Drive, Suite 1200
          Chicago, Illinois 60606-1228
          Attention:  Private Placements -Chris Raub
          Telephone:  (312) 634-2504
          Fax:  (312) 634-0054

          and

          PPM America, Inc.
          225 West Wacker Drive, Suite 1200
          Chicago, Illinois 60606-1228
          Attention:  Portfolio Services-Craig Close
          Telephone:  (312) 634-2502
          Fax:  (312) 634-0906

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  Exempt (refer to IRS Form W-8 BEN)

                                                             Principal Amount
                                                         of Series B Notes to be
  Name and Address of Purchaser                                  Purchased

The Prudential Assurance Company Limited                         $3,400,000
c/o PPM America, Inc.
225 West Wacker Drive, Suite 1200
Chicago, Illinois 60606-1228
Attn:  Private Placements -- Chris Raub

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Cabot Oil & Gas Corporation, 7.36% Senior Notes, Series B, due 2013, PPN 127097 B* 3", principal, premium or interest") to:


          Boston Safe Deposit
          ABA #011001234
          BNF DDA Account #125261
          FBO:  SAL-FI A/C# PM1F0584002
          Special Instructions:  Cost Center 1253

Notices

One copy of documents, notes and certificates, notices, waivers, amendments, consents, and financial information should be sent to:


          PPM America Inc.
          225 West Wacker Drive, Suite 1200
          Chicago, Illinois  60606-1228
          Attention:  Private Placements -Chris Raub
          Telephone:  (312) 634-2504
          Fax:  (312) 634-0054

          and

          PPM America, Inc.
          225 West Wacker Drive, Suite 1200
          Chicago, Illinois  60606-1228
          Attention:  Portfolio Services-Craig Close
          Telephone:  (312) 634-2502
          Fax:  (312) 634-0906

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  Exempt (refer to IRS Form W-8 BEN)

                                                              Principal Amount
Name and Address of Purchaser                            of Series A Notes to be
                                                                 Purchased

Massachusetts Mutual Life Insurance                             $4,550,000
 Company
c/o David L. Babson & Company Inc.                  Principal Amount of Series B
1295 State Street                                        Notes to be Purchased
Springfield, Massachusetts  01111
Attention:  Securities Investment Division                       $7,200,000

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Cabot Oil & Gas Corporation, 7.26% Senior Notes, Series A, due 2011, PPN 127097 A# 0" or "Cabot Oil & Gas Corporation, 7.36% Senior Notes, Series B, due 2013, PPN 127097 B* 3", principal, premium or interest") to:


          Citibank, N.A
          111 Wall Street
          New York, New York  10043
          ABA #021000089
          For Mass Mutual Long-Term Pool Account Number 40 67-3488
          Re:  Description of security, principal and interest split

Notices

All notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  04-1590850

                                                             Principal Amount
Name and Address of Purchaser                            of Series A Notes to be
                                                                 Purchased

Massachusetts Mutual Life Insurance                              $4,200,000
 Company
c/o David L. Babson & Company Inc.                  Principal Amount of Series B
1295 State Street                                        Notes to be Purchased
Springfield, Massachusetts  01111
Attention:  Securities Investment Division                       $6,300,000

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Cabot Oil & Gas Corporation, 7.26% Senior Notes, Series A, due 2011, PPN 127097 A# 0" or "Cabot Oil & Gas Corporation, 7.36% Senior Notes, Series B, due 2013, PPN 127097 B* 3", principal, premium or interest") to:


          Citibank, N.A
          111 Wall Street
          New York, New York  10043
          ABA #021000089
          For Mass Mutual Spot Priced Contract Account Number 3890-4953
          Re:  Description of security, principal and interest split

Notices

All notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  04-1590850

                                                             Principal Amount
Name and Address of Purchaser                            of Series A Notes to be
                                                                 Purchased

Massachusetts Mutual Life Insurance                              $1,000,000
 Company
c/o David L. Babson & Company Inc.                  Principal Amount of Series B
1295 State Street                                        Notes to be Purchased
 . Springfield, Massachusetts  01111
Attention:  Securities Investment Division                       $1,500,000

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Cabot Oil & Gas Corporation, 7.26% Senior Notes, Series A, due 2011, PPN 127097 A# 0" or "Cabot Oil & Gas Corporation, 7.36% Senior Notes, Series B, due 2013, PPN 127097 B* 3", principal, premium or interest") to:


          Chase Manhattan Bank, N.A.
          4 Chase MetroTech Center
          New York, New York  10081
          ABA #021000021
          For Mass Mutual Pension Management Account Number 910-2594018
          Re:  Description of security, principal and interest split

Notices

All notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  04-1590850

                                                             Principal Amount
  Name and Address of Purchaser                          of Series A Notes to be
                                                                 Purchased

Massachusetts Mutual Life Insurance                               $250,000
 Company
c/o David L. Babson & Company, Inc.
1295 State Street
Springfield, Massachusetts  01111
Attention:  Securities Investment Division

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Cabot Oil & Gas Corporation, 7.26% Senior Notes, Series A, due 2011, PPN 127097 A# 0" principal, premium or interest") to:


          Citibank, N.A
          111 Wall Street
          New York, New York  10043
          ABA #021000089
          For Mass Mutual Structured Settlement Fund Account Number 4065-5423
          Re:  Description of security, principal and interest split

Notices

All notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  04-1590850

                                                             Principal Amount
Name and Address of Purchaser                            of Series A Notes to be
                                                                 Purchased

Nationwide Life Insurance Company                               $10,000,000
One Nationwide Plaza (1-33-07)
Columbus, Ohio  43215-2220
Attention:  Corporate Fixed-Income Securities

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Cabot Oil & Gas Corporation, 7.26% Senior Notes, Series A, due 2011, PPN 127097 A# 0", principal, premium or interest") to:


          Wiring Instructions:
          The Bank of New York
          ABA #021-000-018
          BNF:  IOC566
          F/A/O Nationwide Life Insurance Company
          Attention:  P&I Department

Notices

All notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  31-4156830

Unless and until written instructions to the contrary are delivered to the Issuer, delivery of one copy of notices and communications required under the Note Purchase Agreement to the address provided for notices above shall satisfy the delivery requirements for Nationwide Life Insurance Company, Nationwide Life and Annuity Insurance Company, Nationwide Indemnity Company and AMCO Insurance Company.

                                                             Principal Amount
Name and Address of Purchaser                            of Series A Notes to be
                                                                Purchased

Nationwide Life and Annuity Insurance Company                  $5,000,000
One Nationwide Plaza (1-33-07)
Columbus, Ohio  43215-2220
Attention:  Corporate Fixed-Income Securities

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Cabot Oil & Gas Corporation, 7.26% Senior Notes, Series A, due 2011, PPN 127097 A# 0", principal, premium or interest") to:


          Wiring Instructions
          The Bank of New York
          ABA #021-000-018
          BNF:  IOC566
          F/A/O Nationwide Life and Annuity Insurance Company
          Attention:  P & I Department

Notices

All notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  31-1000740

Unless and until written instructions to the contrary are delivered to the Issuer, delivery of one copy of notices and communications required under the Note Purchase Agreement to the address provided for notices above shall satisfy the delivery requirements for Nationwide Life Insurance Company, Nationwide Life and Annuity Insurance Company, Nationwide Indemnity Company and AMCO Insurance Company.

                                                             Principal Amount
Name and Address of Purchaser                            of Series A Notes to be
                                                                 Purchased

Nationwide Indemnity Company                                    $4,000,000
One Nationwide Plaza (1-33-07)
Columbus, Ohio  43215-2220
Attention:  Corporate Fixed-Income Securities

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Cabot Oil & Gas Corporation, 7.26% Senior Notes, Series A, due 2011, PPN 127097 A# 0", principal, premium or interest") to:


          The Bank of New York
          ABA #021-000-018
          BNF:  IOC566
          F/A/O Nationwide Indemnity Company
          Attention:  P & I Department

Notices

All notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  31-1399201

Unless and until written instructions to the contrary are delivered to the Issuer, delivery of one copy of notices and communications required under the Note Purchase Agreement to the address provided for notices above shall satisfy the delivery requirements for Nationwide Life Insurance Company, Nationwide Life and Annuity Insurance Company, Nationwide Indemnity Company and AMCO Insurance Company.

                                                             Principal Amount
Name and Address of Purchaser                            of Series A Notes to be
                                                                 Purchased

AMCO Insurance Company                                          $1,000,000
One Nationwide Plaza (1-33-07)
Columbus, Ohio  43215-2220
Attention:  Corporate Fixed-Income Securities

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Cabot Oil & Gas Corporation, 7.26% Senior Notes, Series A, due 2011, PPN 127097 A# 0", principal, premium or interest") to:


          The Bank of New York
          ABA #021-000-018
          BNF:  IOC566
          F/A/O Nationwide Indemnity Company
          Attention:  P & I Department

Notices

All notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  42-6054959

Unless and until written instructions to the contrary are delivered to the Issuer, delivery of one copy of notices and communications required under the Note Purchase Agreement to the address provided for notices above shall satisfy the delivery requirements for Nationwide Life Insurance Company, Nationwide Life and Annuity Insurance Company, Nationwide Indemnity Company and AMCO Insurance Company.

                                                             Principal Amount
Name and Address of Purchaser                            of Series A Notes to be
                                                                 Purchased

First Colony Life Insurance Company                             $15,000,000
c/o GE Financial Assurance
Account:  First Colony Life Insurance Company
Two Union Square, 601 Union Street
Seattle, Washington 98101
Attention:  Investment Department, Private Placements
Telephone Number:  (206) 516-4954
Telefacsimile Number:  (206) 516-4578

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Cabot Oil & Gas Corporation, 7.26% Senior Notes, Series A, due 2011, PPN 127097 A# 0", principal, premium or interest") to:


          Bankers Trust Company
          14 Wall Street
          New York, New York 10005
          SWIFT Code:  BKTR US 33
          ABA #021001033
          Account Number 99-911-145
          FCC #098069

Notices
All notices and communications (including original note agreement, conformed copy of the note agreement, amendment requests, financial statements) to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  SALKELD & CO.
Taxpayer I.D. Number:  54-0596414

Unless and until written instructions to the contrary are delivered to the Issuer, delivery of one copy of notices and communications required under the Note Purchase Agreement to the address provided for notices above shall satisfy the delivery requirements for First Colony Life Insurance Company, General Electric Capital Assurance Company and GE Life and Annuity Assurance Company.

         Name and Address of Purchaser                       Principal Amount
                                                         of Series A Notes to be
                                                                 Purchased

General Electric Capital Assurance Company                      $5,000,000
c/o GE Financial Assurance
Account:  General Electric Capital Assurance Company
Two Union Square, 601 Union Street
Seattle, Washington  98101
Attention:  Investment Department, Private Placements
Phone Number:  (206) 516-4954
Fax Number:  (206) 516-4578

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Cabot Oil & Gas Corporation, 7.26% Senior Notes, Series A, due 2011, PPN 127097 A# 0", principal, premium or interest") to:


          Bankers Trust Company
          14 Wall Street
          New York, New York 10005
          SWIFT Code:  BKTR US 33
          ABA #021001033
          Account Number 99-911-145
          FCC #097833

Notices

All notices and communications (including original note agreement, conformed copy of the note agreement, amendment requests, financial statements) to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  SALKELD & CO.
Taxpayer I.D. Number:  91-6027719

Unless and until written instructions to the contrary are delivered to the Issuer, delivery of one copy of notices and communications required under the Note Purchase Agreement to the address provided for notices above shall satisfy the delivery requirements for First Colony Life Insurance Company, General Electric Capital Assurance Company and GE Life and Annuity Assurance Company.

         Name and Address of Purchaser                        Principal Amount
                                                         of Series A Notes to be
                                                                 Purchased

GE Life and Annuity Assurance Company                            $5,000,000
c/o GE Financial Assurance
Account:  General Electric Capital Assurance Company
Two Union Square, 601 Union Street
Seattle, Washington 98101
Attention:  Investment Department, Private Placements
Phone Number:  (206) 516-4954
Fax Number:  (206) 516-4863

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Cabot Oil & Gas Corporation, 7.26% Senior Notes, Series A, due 2011, PPN 127097 A# 0", principal, premium or interest") to:


          Bankers Trust Company
          14 Wall Street
          New York, New York 10005
          SWIFT Code:  BKTR US 33
          ABA #021001033
          Account Number 99-911-145
          FCC #097833

Notices

All notices and communications (including original note agreement, conformed copy of the note agreement, amendment requests, financial statements) to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  SALKELD & CO.

Taxpayer I.D. Number:  91-6027719

Unless and until written instructions to the contrary are delivered to the Issuer, delivery of one copy of notices and communications required under the Note Purchase Agreement to the address provided for notices above shall satisfy the delivery requirements for First Colony Life Insurance Company, General Electric Capital Assurance Company and GE Life and Annuity Assurance Company.

                                                             Principal Amount
       Name and Address of Purchaser                     of Series C Notes to be
                                                                Purchased

United of Omaha Insurance Company                              $18,000,000
Mutual of Omaha Plaza
Omaha, Nebraska  68175-1011
Attention:  4-Investment Loan Administration

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Cabot Oil & Gas Corporation, 7.46% Senior Notes, Series C, due 2016, PPN 127097 B@ 1", principal, premium or interest") to:


          Chase Manhattan Bank
          ABA #021-000-021
          Private Income Processing
          for credit to:  United of Omaha Life Insurance Company
          Account Number 900-9000200
          a/c G07097

Notices

All notices and communications (i.e., quarterly/annual reports, tax filings, modifications, waivers regarding the Note Purchase Agreement) to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  47-0322111

Unless and until written instructions to the contrary are delivered to the Issuer, delivery of one copy of notices and communications required under the Note Purchase Agreement to the address provided for notices above shall satisfy the delivery requirements for United of Omaha Insurance Company, Mutual of Omaha Insurance Company and Companion Life Insurance Company.

                                                             Principal Amount
       Name and Address of Purchasers                    of Series B Notes to be
                                                                 Purchased

Mutual of Omaha Insurance Company                                $5,000,000
Mutual of Omaha Plaza
Omaha, Nebraska  68175-1011
Attention:  4-Investment Loan Administration

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Cabot Oil & Gas Corporation, 7.36% Senior Notes, Series B, due 2013, PPN 127097 B* 3", principal, premium or interest") to:


          Chase Manhattan Bank
          ABA #021-000-021
          Private Income Processing
          for credit to:  Mutual of Omaha Insurance Company
          Account Number 900-9000200
          a/c G07096

Notices

All notices and communications (i.e., quarterly/annual reports, tax filings, modifications, waivers regarding the Note Purchase Agreement) to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  47-0246511

Unless and until written instructions to the contrary are delivered to the Issuer, delivery of one copy of notices and communications required under the Note Purchase Agreement to the address provided for notices above shall satisfy the delivery requirements for United of Omaha Insurance Company, Mutual of Omaha Insurance Company and Companion Life Insurance Company.

                                                            Principal Amount
Name and Address of Purchasers                           of Series C Notes to be
                                                                Purchased

Companion Life Insurance Company                                $2,000,000
c/o Mutual of Omaha Insurance Company
Mutual of Omaha Plaza
Omaha, Nebraska  68175-1011
Attention:  4 - Investment Loan Administration
Telefacsimile: (402) 351-2913
Confirmation: (402) 351-2583

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Cabot Oil & Gas Corporation, 7.46% Senior Notes, Series C, due 2016, PPN 127097 B@ 1", principal, premium or interest") to:


          Chase Manhattan Bank
          ABA #021000021
          Private Income Processing
          for credit to:  Companion Life Insurance Company
          Account Number 900-9000200
          a/c G07903

Notices

All notices and communications (i.e., quarterly/annual reports, tax filings, modifications, waivers regarding the Note Purchase Agreement) to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  13-1595128

Unless and until written instructions to the contrary are delivered to the Issuer, delivery of one copy of notices and communications required under the Note Purchase Agreement to the address provided for notices above shall satisfy the delivery requirements for United of Omaha Insurance Company, Mutual of Omaha Insurance Company and Companion Life Insurance Company.

                                                             Principal Amount
      Name and Address of Purchaser                      of Series A Notes to be
                                                                 Purchased

Keyport Benefit Life Insurance Company                           $4,000,000
c/o Stein Roe & Farnham Incorporated
1 South Wacker Drive
Chicago, Illinois 60606
Attention:  Private Placements

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Cabot Oil & Gas Corporation, 7.26% Senior Notes, Series A, due 2011, PPN 127097 A# 0", principal, premium or interest") to:


          Federal Reserve Bank of Boston
          011001234/BOS SAFE DEP
          DDA 125261
          Attention:  MBS Income CC: 1253
          For:  Keyport # KBLF0001002

Notices

All notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  BOST & CO.

Keyport's Tax ID Number:  14-1697459

Unless and until written instructions to the contrary are delivered to the Issuer, delivery of one copy of notices and communications required under the Note Purchase Agreement to the address provided for notices above shall satisfy the delivery requirements for Keyport Benefit Life Insurance Company and Keyport Life Insurance Company.

                                                             Principal Amount
Name and Address of Purchaser                            of Series A Notes to be
                                                                 Purchased

Keyport Life Insurance Company                                   $1,000,000
c/o Stein Roe & Farnham Incorporated
1 South Wacker Drive
Chicago, Illinois  60606
Attention:  Private Placements
Telecopier Number:  (312) 368-8100

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Cabot Oil & Gas Corporation, 7.26% Senior Notes, Series A, due 2011, PPN 127097 A# 0", principal, premium or interest") to:


          Federal Reserve Bank of Boston
          011001234/BOS SAFE DEP
          DDA 108111
          Attn:  MBS Income CC: 1253
          for credit to:  Keyport # KEYF0005102

Notices

All notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  BOST & CO.

Keyport's Tax ID Number:  05-0302931

Unless and until written instructions to the contrary are delivered to the Issuer, delivery of one copy of notices and communications required under the Note Purchase Agreement to the address provided for notices above shall satisfy the delivery requirements for Keyport Benefit Life Insurance Company and Keyport Life Insurance Company.

                                                             Principal Amount
       Name and Address of Purchaser                     of Series A Notes to be
                                                                Purchased

Connecticut General Life Insurance Company                      $3,700,000
                                                                $3,100,000
c/o CIGNA Investments, Inc.                                     $1,000,000
900 Cottage Grove Road                                          $1,000,000
Hartford, Connecticut 06152-2146
Attention:  Securities Processing - S-146
Fax:  860-726-7203

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Cabot Oil & Gas Corporation, 7.26% Senior Notes, Series A, due 2011, PPN 127097 A# 0", principal, premium or interest") to:


          Chase Manhattan Bank
          ABA# 021000021
          Account Number 9009001802
          For Benefit of CIGNA Private Placements

Address for All Notices:


          CIG & Co.
          c/o CIGNA Retirement & Investment Services
          Attention:  Private and Alternative Investments, H16B
          280 Trumbull Street
          Hartford, Connecticut 06103
          Fax:  (860) 534-7203

Name of Nominee in which Notes are to be issued:  CIG & Co.

Taxpayer I.D. Number for CIG & Co.:  13-3574027

Unless and until written instructions to the contrary are delivered to the Issuer, delivery of one copy of notices and communications required under the Note Purchase Agreement to the address provided for notices above shall satisfy the delivery requirements for Connecticut General Life Insurance Company, Life Insurance Company of North America and Life Insurance Company of New York.

                                                         Principal Amount
       Name and Address of Purchaser                  of Series A Notes to be
                                                            Purchased

Life Insurance Company of North America                     $3,200,000
c/o CIGNA Investments, Inc.
900 Cottage Grove Road
Hartford, Connecticut 06152-2307
Attention: Securities Processing - S-146
Fax: (860) 726-7203

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Cabot Oil & Gas Corporation, 7.26% Senior Notes, Series A, due 2011, PPN 127097 A# 0", principal, premium or interest") to:


     Chase Manhattan Bank
     ABA# 021000021
     Account #9009001802
     For Benefit of CIGNA Private Placements

Address for All Notices:


     CIG & Co.
     c/o CIGNA Investments, Inc.
     Attention: Private Securities Division S-307
     900 Cottage Grove Road
     Hartford, Connecticut 06152-2307
     Fax: (860) 726-7203

Name of Nominee in which Notes are to be issued: CIG & Co.

Taxpayer I.D. Number for CIG & Co.: 13-3574027

Unless and until written instructions to the contrary are delivered to the Issuer, delivery of one copy of notices and communications required under the Note Purchase Agreement to the address provided for notices above shall satisfy the delivery requirements for Connecticut General Life Insurance Company, Life Insurance Company of North America and Life Insurance Company of New York.

                                                         Principal Amount
Name and Address of Purchaser                        of Series A Notes to be
                                                             Purchased

Life Insurance Company of New York                          $3,000,000
c/o CIGNA Investments, Inc.
900 Cottage Grove Road
Hartford, Connecticut  06152-2307
Attention: Securities Processing - S-146
Fax: (860) 726-7203

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Cabot Oil & Gas Corporation, 7.26% Senior Notes, Series A, due 2011, PPN 127097 A# 0", principal, premium or interest") to:


     Chase Manhattan Bank
     ABA#021000021
     Account #9009001802
     For Benefit of CIGNA Private Placements

Address for All Notices:


     CIG & Co.
     c/o CIGNA Investments, Inc.
     Attention: Private and Alternative Investments, H16B
     280 Trumbull Street
     Hartford, Connecticut 06103
     Fax:  (860) 534-7203

Name of Nominee in which Notes are to be issued:  CIG & Co.

Taxpayer I.D. Number for CIG & Co.:  13-3574027

Unless and until written instructions to the contrary are delivered to the Issuer, delivery of one copy of notices and communications required under the Note Purchase Agreement to the address provided for notices above shall satisfy the delivery requirements for Connecticut General Life Insurance Company, Life Insurance Company of North America and Life Insurance Company of New York.

                                 Schedule 4.05

                              Certain Disclosure


                                      None

                                 Schedule 4.05
                         (to Note Purchase Agreement)

                                 Schedule 4.06

                               Certain Litigation

                                      None

                                 Schedule 4.06
                          (to Note Purchase Agreement)

                                 Schedule 4.13

                                Use of Proceeds


1 To fund the acquisition of Cody Company pursuant to that certain Agreement and Plan of Merger, dated June 20, 2001, among Cabot Oil & Gas Corporation, COG Colorado Corporation, Cody Company and the shareholders of Cody Company.

2    For general corporate purposes.

                                 Schedule 4.13
                         (to Note Purchase Agreement)

                                 Schedule 4.15

                           Subsidiaries of the Issuer


---------------------------------------------------------------------------------------
                                              Jurisdiction            Percentage of
                                           of Incorporation or       Shares Held or
         Corporate Name                         Formation          Beneficially Owned

---------------------------------------------------------------------------------------
Big Sandy Gas Company                           Delaware                 100%
---------------------------------------------------------------------------------------
Cabot Oil & Gas Marketing Corporation           Delaware                 100%
---------------------------------------------------------------------------------------
Cabot Petroleum North Sea, Ltd.                 Delaware                 100%
---------------------------------------------------------------------------------------
Cranberry Pipeline Corporation                  Delaware                 100%
---------------------------------------------------------------------------------------
Franklin Brine Treatment Corporation            Delaware                 100%
---------------------------------------------------------------------------------------
COG Colorado Corporation                        Colorado                 100%
---------------------------------------------------------------------------------------

                                 Schedule 4.15
                          (to Note Purchase Agreement)

                                 Schedule 5.10

                                 Existing Liens

                                      None

                                 Schedule 5.10
                          (to Note Purchase Agreement)

                                 [Form of Note]

                          [Add Legend as Appropriate]

                          Cabot Oil & Gas Corporation
                     7.26% Senior Note, Series A, Due 2011

No. [_____]                                                               [Date]
$_______]                                                        PPN 127097 A# 0

     For Value Received, the undersigned, Cabot Oil & Gas Corporation (herein called the "Issuer"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [___________________________], or registered assigns, the principal sum of [________________________________]
Dollars on July 26, 2011, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.26% per annum from the date hereof, payable semiannually, on the 26th day of January and July in each year, commencing January 26, 2002, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the higher of (i) 9.26% or (ii) the Prime Rate (as defined in said Note Purchase Agreement) for such day plus 2%.

     Payments of principal of, interest on and any Make Whole Amount with respect to this Note are to be made in lawful money of the United States of America as provided in Section 8.09 of the Note Purchase Agreement referred to below.

     This Note is one of the 7.26% Senior Notes, Series A, due July 26, 2011 (the "Series A Notes") of the Issuer in the aggregate principal amount of $75,000,000 which, together with the Issuer's $75,000,000 aggregate principal amount of 7.36% Senior Notes, Series B, due July 26, 2013 (the "Series B Notes"), and the Issuer's $20,000,000 aggregate principal amount of 7.46% Senior Notes, Series C, due July 26, 2016 (the "Series C Notes" and, collectively with the Series A Notes and the Series B Notes, the "Notes"), was issued pursuant to the Note Purchase Agreement, dated as of July 26, 2001 (as from time to time amended, the "Note Purchase Agreement"), between the Issuer and the Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 8.14 of the Note Purchase Agreement and (ii) to have made the representation set forth in Article VII of the Note Purchase Agreement.

     This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Issuer may treat the person in whose name this
Note is registered as the owner hereof for the

                                  Exhibit A-1
                          (to Note Purchase Agreement)
purpose of receiving payment and for all other purposes, and the Issuer will not be affected by any notice to the contrary.

     This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

     If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make Whole Amount) and with the effect provided in the Note Purchase Agreement.

     This Note shall be construed in accordance with and governed by the law of the State of New York.


                                        Cabot Oil & Gas Corporation



                                        By______________________________________
                                          Name:
                                          Title:

                                     A-1-2

                                 [Form of Note]

                          [Add Legend as Appropriate]

                          Cabot Oil & Gas Corporation
                     7.36% Senior Note, Series B, Due 2013

No. [_____]                                                               [Date]
$_______]                                                        PPN 127097 B* 3

     For Value Received, the undersigned, Cabot Oil & Gas Corporation (herein called the "Issuer"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [___________________________], or registered assigns, the principal sum of [________________________________]
Dollars on July 26, 2013, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.36% per annum from the date hereof, payable semiannually, on the 26th day of January and July in each year, commencing January 26, 2002, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the higher of (i) 9.36% or (ii) the Prime Rate (as defined in said Note Purchase Agreement) for such day plus 2%.

     Payments of principal of, interest on and any Make Whole Amount with respect to this Note are to be made in lawful money of the United States of America as provided in Section 8.09 of the Note Purchase Agreement referred to below.

     This Note is one of the 7.36% Senior Notes, Series B, due July 26, 2013 (the "Series B Notes") of the Issuer in the aggregate principal amount of $75,000,000 which, together with the Issuer's $75,000,000 aggregate principal amount of 7.26% Senior Notes, Series A, due July 26, 2011 (the "Series A Notes"), and the Issuer's $20,000,000 aggregate principal amount of 7.46% Senior Notes, Series C, due July 26, 2016 (the "Series C Notes" and, collectively with the Series A Notes and the Series B Notes, the "Notes"), was issued pursuant to the Note Purchase Agreement, dated as of July 26, 2001 (as from time to time amended, the "Note Purchase Agreement"), between the Issuer and the Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 8.14 of the Note Purchase Agreement and (ii) to have made the representation set forth in Article VII of the Note Purchase Agreement.

     This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Issuer may treat the person in whose name this
Note is registered as the owner hereof for the

                                  Exhibit A-2
                          (to Note Purchase Agreement)
purpose of receiving payment and for all other purposes, and the Issuer will not be affected by any notice to the contrary.

     This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

     If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make Whole Amount) and with the effect provided in the Note Purchase Agreement.

     This Note shall be construed in accordance with and governed by the law of the State of New York.


                                        Cabot Oil & Gas Corporation



                                        By____________________________________
                                          Name:
                                          Title:

                                     A-2-2

                                 [Form of Note]

                          [Add Legend as Appropriate]

                          Cabot Oil & Gas Corporation
                     7.46% Senior Note, Series C, Due 2016

No. [_____]                                                               [Date]
$_______]                                                        PPN 127097 B@ 1

     For Value Received, the undersigned, Cabot Oil & Gas Corporation (herein called the "Issuer"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [___________________________], or registered assigns, the principal sum of [________________________________]
Dollars on July 26, 2016, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.46% per annum from the date hereof, payable semiannually, on the 26th day of January and July in each year, commencing January 26, 2002, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the higher of (i) 9.46% or (ii) the Prime Rate (as defined in said Note Purchase Agreement) for such day plus 2%.

     Payments of principal of, interest on and any Make Whole Amount with respect to this Note are to be made in lawful money of the United States of America as provided in Section 8.09 of the Note Purchase Agreement referred to below.

     This Note is one of the 7.46% Senior Notes, Series C, due July 26, 2016 (the "Series C Notes") of the Issuer in the aggregate principal amount of $20,000,000 which, together with the Issuer's $75,000,000 aggregate principal amount of 7.26% Senior Notes, Series A, due July 26, 2011 (the "Series A Notes"), and the Issuer's $75,000,000 aggregate principal amount of 7.36% Senior Notes, Series B, due July 26, 2013 (the "Series B Notes" and, collectively with the Series A Notes and the Series C Notes, the "Notes"), was issued pursuant to the Note Purchase Agreement, dated as of July 26, 2001 (as from time to time amended, the "Note Purchase Agreement"), between the Issuer and the Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 8.14 of the Note Purchase Agreement and (ii) to have made the representation set forth in Article VII of the Note Purchase Agreement.

     This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Issuer may treat the person in whose name this
Note is registered as the owner hereof for the

                                  Exhibit A-3
                          (to Note Purchase Agreement)
purpose of receiving payment and for all other purposes, and the Issuer will not be affected by any notice to the contrary.

     This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

     If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make Whole Amount) and with the effect provided in the Note Purchase Agreement.

     This Note shall be construed in accordance with and governed by the law of the State of New York.


                                        Cabot Oil & Gas Corporation



                                        By___________________________________
                                          Name:
                                          Title:

                                     A-2-2